                                                                     Exhibit 2.1

                            ASSET PURCHASE AGREEMENT

                                  by and among

                       Southwest Sports Television, L.P.,

                            Telemundo of Dallas, LP,

                        Telemundo of Dallas License Corp.

                                       and

                      Telemundo Communications Group, Inc.




                                  June 25, 2001

                            ASSET PURCHASE AGREEMENT

          This Asset Purchase Agreement (this "Agreement") is made and entered
                                               ---------
into as of this 25th day of June, 2001, by and among Southwest Sports Television, L.P., a Texas limited partnership ("Seller"), Telemundo of Dallas,
                                                ------
LP, a Delaware limited partnership ("Purchaser"), Telemundo of Dallas License
                                     ---------
Corp., a Delaware corporation ("Telemundo Licensee"), and Telemundo
                                ------------------
Communications Group, Inc., a Delaware corporation ("Parent" and, together with
                                                     ------
Purchaser and Telemundo Licensee, the "Purchasing Parties"):
                                       ------------------

                                    RECITALS

          A. Seller holds (a) the licenses, permits, and authorizations (including without limitation auxiliary broadcast and microwave authorizations), and applications therefor (collectively, the "FCC Licenses") issued by the
                                              ------------
Federal Communications Commission (the "FCC") in connection with the operation
                                        ---
of commercial broadcast television station KXTX--TV, Dallas, Texas and commercial digital broadcast television station KXTX--DT, Dallas, Texas (collectively, the "Station"), and (b) the other Assets (as defined in Section
                    -------                                            -------
1.1) used in the operation of the Station.
---
          B. Seller desires to sell to Purchaser, and Purchaser desires to purchase and acquire, the Assets from Seller for the consideration and upon the terms and conditions herein provided.

          NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained in this Agreement, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                   ARTICLE I
                         Assets Being Sold and Purchased
                               and Purchase Price

          1.1  Assets to be Acquired. Upon the terms and subject to the
               ---------------------
conditions set forth in this Agreement, Seller agrees to sell, assign, convey, transfer, and deliver to Purchaser (or, at Purchaser's request, to Telemundo Licensee) at the Closing (as defined in Section 2.1 hereof), and Purchaser shall
                                        -----------
purchase at the Closing, all of the Seller's right, title, and interest in and to the tangible and intangible assets (except as expressly provided in Section
                                                                       -------
1.2 hereof), owned by, licensed to, or leased to Seller on the Closing Date and
---
used, or held for use, in connection with the operation of the Station (collectively, the "Assets"), including but not limited to:
                    ------

               (a)  The FCC Licenses and all licenses, permits or
authorizations, if any, issued by the Federal Aviation Administration (the "FAA"), any other regulatory agency, or any Federal, state or local governmental
 ---
authority in connection with the ownership and operation of the Station, as set forth in Schedule 1.1(a) hereto (collectively, the "Authorizations");
         ---------------                            --------------

               (b) All of Seller's right, title and interest in and to the Station's transmitters, antenna towers, antenna systems, fixtures, equipment, machinery, tools, inventories of supplies, blank video stock, spare parts, automobiles, and other vehicles, furniture, computers, telephone systems, office equipment, and any other tangible assets or personal property, which are owned or leased by Seller and used in or relating to the operation of the Station, the material items of which are set forth in Schedule 1.1(b) hereto (collectively, the "Tangible Personal
                 ---------------                            -----------------
Property"), plus such additions thereto and minus such deletions therefrom as
--------
are permitted by the provisions of this Agreement;

               (c) All right, title and interest of Seller in and to (i) the leases, contracts, agreements, and commitments listed on Schedule 1.1(c) hereto
                                                         ---------------
(including leases under which Seller is lessor of tower space, all rights to deposits under leases or held by utilities or others, and cash held by Seller as deposits under leases under which Seller is the lessor) and any renewals or extensions thereof, and (ii) all other leases, contracts, agreements, and commitments which are entered into by Seller in accordance with the provisions of this Agreement between the date hereof and the Closing Date, but excluding any leases, contracts, agreements, and commitments that terminate between the date hereof and Closing (collectively, the "Assumed Contracts"). For purposes of
                                            -----------------
this Agreement, the term "Material Contracts" shall refer to those Assumed
                          ------------------
Contracts designated as "Material Contracts" in Schedule 1.1(c) hereto;
                                                ---------------

               (d) Seller's right, title and interest in and to all call letters including "KXTX" used or held for use in the operation of the Station or with respect to the Assets and all trade names, trademarks, service marks, Internet domain names, copyrights (including copyrights in software and databases), trade secrets and patents (registered or unregistered, and including applications therefor) including those listed and described in Schedule 1.1(d)
                                                               ---------------
hereto, together with the goodwill associated therewith, and any logograms, jingles, and other intangible personal property associated therewith used, or held for use, in connection with the operation of the Station or the other Assets and all license agreements pursuant to which Seller licenses any of such intellectual property to or from third parties, including those listed on
Schedule 1.1(d) hereto;
---------------

               (e) The real property used in the operation of the Station listed and described in Schedule 1.1(e) hereto, including the fee estates and
                        ---------------
buildings, fixtures, and improvements thereon, leasehold interests (including deposits), easements, rights to access, rights-of-way, and other real property interests which are owned by Seller and used in the operation of the Station as of the date hereof, plus such additions thereto and minus such deletions therefrom as are permitted by the provisions of this Agreement (collectively, the "Real Property"); and
     -------------

               (f) Those portions of the books, files, and records specifically relating to the Assets, the Station, and the business or operation of the Station, including proprietary information, know-how, schematics, technical information and engineering data machinery and equipment warranties, maps, computer discs and tapes, software, databases, rights to use telephone numbers, drawings, blueprints, plans, and processes developed or acquired by Seller and used or intended for use in connection with the Station or the Assets, employment records relating to the Transferred Employees (as defined in Section
                                                                        -------
5.11) (to the extent permitted by law), correspondence, copies of the Assumed
----
Contracts, and the FCC required logs, files, and records including without limitation, the Station's public inspection file, but not including (i) those books, files, and records set forth in Section 1.2 below, and (ii) any corporate
                                       -----------
or accounting
books or records of Seller which do not relate to the operation of the Station and the Assets, or which relate to Seller's past or current income tax liabilities.

          1.2  Excluded Assets. Notwithstanding anything in this Agreement to
               ---------------
the contrary, the Assets do not include, and Seller shall not, and is not hereby agreeing to, sell, assign, transfer, deliver, or convey to Purchaser, and Purchaser shall not, and is not hereby agreeing to, purchase, acquire or accept the following assets, rights and properties (collectively, the "Excluded
                                                                --------
Assets"): (a) cash and cash equivalents on hand or on deposit in banks (except
------
for cash held by Seller as deposits under leases), marketable securities, or intercompany or inter-affiliate accounts; (b) any insurance policies, promissory notes, amounts due from employees, bonds, letters of credit, certificates of deposit, other similar items, and any cash surrender value in regard thereto;
(c) any pension, profit-sharing, or employee benefit plans, including Seller's interest in any welfare plan, pension plan, or benefit arrangement; (d) any collective bargaining agreements; (e) all tax returns and supporting materials, all original financial statements and supporting materials, all books and records that Seller is required by law to retain, all records of Seller relating to the sale of the Assets, corporate minute books, ownership record books and other documents that relate to the organization and capitalization of Seller, books and records related to any other asset listed in this Section 1.2, books
                                                            -----------
and records related to any employees other than the portions of such books and records relating to the Transferred Employees, books and records related to liabilities of Seller or the Station that are not being assumed by Purchaser pursuant to Section 1.4(b) hereof, and duplicate copies of such records included
            --------------
in Section 1.1(f) as Seller may reasonably require in order to satisfy tax,
   --------------
accounting and other applicable regulatory requirements; (f) any claim, right or interest in or to any refunds of Federal, state, or local franchise, income, or other taxes or fees of any nature whatsoever for periods ending on or prior to the Closing Date or for which Seller is responsible pursuant to Sections 1.5,
                                                                ------------
1.6 or 2.3 of this Agreement and any interest (or similar amount) thereon or
---    ---
received in respect thereto; (g) any accounts receivable of the Station; and (h) any contract, lease, or agreement other than the Assumed Contracts; (i) all programming agreements (the "Programming Contracts") and agreements with
                             ---------------------
advertisers (the "Advertising Contracts"); (j) all current assets not otherwise
                  ---------------------
set forth in this Section 1.2 (except to the extent paid for by Purchaser
                  -----------
pursuant to Section 2.3 hereof); and (k) all other assets listed on Schedule 1.2
            -----------                                             ------------
hereto.

          1.3  Purchase Price.
               --------------

               (a) Upon the terms and subject to the conditions set forth in this Agreement, and in consideration for the sale, assignment, conveyance, transfer, bargain, and delivery of the Assets to Purchaser pursuant to the terms hereof, the purchase price hereunder (the "Purchase Price") shall be a total of
                                           --------------
Sixty-Five Million Dollars ($65,000,000) in cash payable by Purchaser by wire transfer of immediately available funds, to an account designated by Seller prior to the Closing, subject to adjustment as provided in Section 2.3 and
                                                           -----------
Schedule 4.2 hereto.
------------

               (b) At the Closing, Purchaser shall assume and agree to pay and otherwise fully to perform and discharge, and to indemnify Seller against, and hold Seller harmless from, all of Seller's obligations and duties arising on or after the Closing Date (as hereinafter defined) under the Assumed Contracts (other than obligations or duties arising out of any breach by Seller under an Assumed Contract not otherwise disclosed in this Agreement and the Schedules attached hereto occurring prior to the Closing Date) (the "Assumed
                                                                         -------
Contract Obligations"). Purchaser shall not assume nor become obligated to pay
--------------------
any debt, obligation, or liability of any kind incurred or accrued in connection with the operation of the Station, except for the Assumed Contract Obligations and such other charges as are specifically allocated to Purchaser in accordance with Section 2.3 or elsewhere in this Agreement or which Purchaser expressly
     -----------
agrees in writing to assume.

               (c) Upon execution and delivery of this Agreement, Purchaser will place in escrow with the Chase Manhattan Bank (the "Escrow Agent"),
                                                         ------------
pursuant to the terms and conditions of an escrow agreement (the "Escrow
                                                                  ------
Agreement") which is being executed and delivered by Purchaser, Seller and the
---------
Escrow Agent contemporaneously herewith, Three Million, Two Hundred Fifty Thousand Dollars ($3,250,000) (the "Deposit"). The Deposit and any interest or
                                    -------
income thereon are collectively referred to as the "Escrow Funds." The Escrow
                                                    ------------
Funds shall be held and released by the Escrow Agent in accordance with the terms and conditions of the Escrow Agreement and Section 10.3 hereof. Any cash
                                                 ------------
included in the Escrow Funds as of the Closing Date and delivered to Seller at Closing shall be credited toward the Purchase Price.

          1.4  Nonassignable Contracts.
               -----------------------

               (a) Without limiting or otherwise affecting the rights of Purchaser hereunder, to the extent that any Assumed Contract to be assigned pursuant to the terms of Section 1.1(c) is not capable of being assigned without
                         --------------
the consent, approval or waiver of a third person or entity, nothing in this Agreement will constitute an assignment or require the assignment thereof except to the extent provided in this Section 1.4.
                               -----------

               (b) Notwithstanding anything contained in this Agreement to the contrary, Seller will not be obligated to assign to Purchaser any of its rights and obligations in any of the Assumed Contracts referred to in subsection (a) above without first having obtained all consents, approvals and waivers necessary for such assignment.

               (c) To the extent that the consents, approvals and waivers referred to in subsection (a) above are not obtained by Seller, Seller shall use its best efforts to (i) provide to Purchaser the financial and business benefits of any Assumed Contract referred to in subsection (a) above and (ii) enforce, at the request of Purchaser, for the account of Purchaser, any rights of Seller arising from any such Assumed Contract.

          1.5  Additional Fees. Seller shall bear any and all sales and use
               ---------------
taxes arising out of the transactions contemplated by this Agreement. Purchaser and Seller shall bear equally any transfer, conveyance, recordation and filing fees, taxes or assessments (collectively, the "transfer taxes"), including fees
                                               --------------
in connection with the conveyance of real property and the recordation of instruments related thereto, applicable to, imposed upon, or arising out of the sale, assignment, conveyance, and transfer to Purchaser of the Assets as contemplated by this Agreement. Seller shall pay all income taxes or other fees based upon gain realized by Seller as a result of the sale of the Assets. Purchaser shall execute and deliver to Seller at the Closing any certificates or other documents as Seller may reasonably request to perfect any exemption from any such transfer taxes. Without limiting the foregoing, the parties shall bear equally any fees associated with any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").
                                           -------

               1.6 Withholding Taxes. Purchaser shall be entitled to deduct and
                   -----------------
withhold from any amounts payable to Seller hereunder withholding taxes if any, as are required by law; provided, however, that Purchaser shall inform Seller at
                        --------  -------
least ten (10) days prior to Closing whether it intends to withhold any such taxes and the approximate amount thereof. Any such withheld amounts shall be treated for all purposes of this Agreement as having been paid to Seller.

                                   ARTICLE II

                         Closing and Closing Deliveries

               2.1 Closing. The term "Closing" as used herein shall refer to the
                   -------            -------
actual conveyance, transfer, assignment, and delivery of the Assets to Purchaser in exchange for the payment to Seller by Purchaser of the consideration payable pursuant to Section 1.3 hereof on the Closing Date (as hereinafter defined), and
            -----------
shall be deemed effective as of 12:01 a.m. on the Closing Date. The Closing shall take place at the offices of Weil, Gotshal & Manges LLP, counsel to Seller, 100 Crescent Court, Suite 1300, Dallas, Texas 75201 at 10:00 a.m. local time on the Closing Date, or at such other place and hour as shall be mutually agreed upon by Purchaser and Seller. Subject to Section 5.4 hereof, the Closing
                                                -----------
shall be held on (a) the fifteenth (15th) business day after the date on which public notice of the FCC Consent (as defined in Section 3.1) has been published
                                                -----------
or (b) in the event a petition to deny or other objection which in the reasonable judgment of all parties hereto is deemed to be non-frivolous or having merit was filed against the FCC Application (as defined in Section 3.1)
                                                                  -----------
prior to grant of the FCC Consent, the fifteenth (15th) business day after (i) the date on which the FCC Consent has become a Final Order (as defined in
Section 8.1) or (ii) if earlier, the date on which Purchaser provides written
-----------
notice that it wants to close the transactions contemplated hereby or (c) such later date as the conditions to Closing set forth in Articles VIII and IX have
                                                     -------------     --
been satisfied or waived (such date referred to herein as the "Closing Date").
                                                               ------------
In the event that the Closing has not occurred by December 31, 2001, Purchaser and Seller shall negotiate in good faith to enter into a local marketing agreement (an "LMA") to be effective on February 28, 2002, if the Closing has
               ---
not occurred by such date, upon terms to be agreed upon between such parties, whereby Purchaser shall provide certain management, operation and programming services to the Station pursuant to the applicable regulations of the FCC until the earlier of the Closing or the termination of this Agreement.

               2.2 Closing Deliveries. At the Closing:
                   ------------------

                   (a)  Seller shall deliver, or shall cause to be delivered, to
Purchaser:

                   (i) A duly executed Bill of Sale, dated the Closing Date, in the form attached hereto as Exhibit 2.2(a)(i);
                            -----------------

                   (ii) A duly executed Assignment or Assignments of the FCC Licenses, dated the Closing Date, in the form attached hereto as Exhibit
                                                                 -------
2.2(a)(ii);
---------

                   (iii) Duly executed titles for all motor vehicles and other titled property to be transferred pursuant to Section 1.1(b) hereof;
                                              --------------

                   (iv) Assignments in recordable form, and any necessary supporting documents, with respect to registered and applied for trademarks, service marks, copyrights, patents and internet domain names included in the Assets;

                   (v)    Those consents (in writing) listed on Schedule
                                                                --------
2.2(a)(v) (the "Material Consents"), together with such additional written
---------       -----------------
consents to the assignment to Purchaser of other Assumed Contracts listed in
Schedule 1.1(c), and such certificates and commitments obtained pursuant to
---------------
Section 4.3 hereof as Seller shall have obtained as of the Closing Date; (All of
-----------
the consents referred to in this Section 2.2(a)(v), including the Material
                                 -----------------
Consents, shall be referred to herein collectively as the "Consents");
                                                           --------

                   (vi) Duly executed and notarized Registrant Name Change Agreements in substantially the form attached hereto as Exhibit 2.2(a)(vi)
                                                        ------------------
(domain name transfer agreements) for each Internet domain name included in the Assets;

                   (vii) All of the other documents that are required to be delivered by Seller to Purchaser pursuant to Section 8.2 hereof;
                                             -----------

                   (viii) Such other assignments or documents, including general warranty deeds for Real Property, as are necessary in order to vest good and marketable title to the Assets (good and indefeasible title with respect to the Real Property) in the name of Purchaser or its permitted assigns, free and clear of any claims, liabilities, mortgages, liens, pledges, conditions, charges or encumbrances of any nature, except for Permitted Encumbrances (as hereinafter defined), or as may be otherwise permitted by this Agreement. "Permitted
                                                               ---------
Encumbrances" shall mean (A) liens for current taxes not yet due and payable,
------------
(B) imperfections of title, encroachments, easements, covenants, conditions, restrictions, zoning designations, violations of existing zoning or building codes, ordinances or laws, that are disclosed on Schedule 2.2(a)(viii), and (C)
                                                 ---------------------
other imperfections of title, encroachments, easements, covenants, zoning designations, and restrictions of record that affect any real or personal property and do not have a material adverse effect on the use of such real or personal property in the conduct of the business or operations of the Station or materially detract from the value of such real or personal property in the conduct of the business or operations of the Station or the marketability of title to such real or personal property (under no circumstances shall liens for monetary loans or claims be deemed to be Permitted Encumbrances);

                   (ix) A certificate, as contemplated under and meeting the requirements of Section 1.1445-2(b)(2)(i) of the Treasury Regulations (and under corresponding provisions of applicable state or local laws, if any), to the effect that the Seller is not a foreign person within the meaning of the Code and applicable Treasury Regulations (and under corresponding provisions of applicable state and local law);

                   (x) A duly-executed Assignment and Assumption Agreement, dated the Closing Date, in the form attached hereto as Exhibit 2.2(a)(x)
                                                       -----------------
pursuant to which Seller shall assign the Assumed Contract Obligations (and the Authorizations except for the FCC Licenses)
to Purchaser and Purchaser shall assume and undertake to perform the Assumed Contract Obligations and the obligations under such Authorizations except for the FCC Licenses (the "Assumption Agreement"); and
                       --------------------

                   (xi) Such other documents as Purchaser or its legal counsel may reasonably request in order to carry out the purposes of this Agreement.

                   (b) Purchaser shall deliver, or shall cause to be delivered, to Seller;

                   (i)    The Purchase Price pursuant to Section 1.3 hereof, and
                                                         -----------
as adjusted pursuant to Section 2.3 hereof and Schedule 4.2 hereto;
                        -----------            ------------

                   (ii)   A duly-executed Assumption Agreement;

                   (iii) The documents that are required to be delivered by Purchaser to Seller pursuant to Section 9.2 hereof; and
                                -----------

                   (iv) Such other documents as Seller or its legal counsel may reasonably request in order to carry out the purposes of this Agreement.

                   (c) Purchaser and Seller shall, upon request on or after the Closing Date, cooperate with one another by furnishing any additional information, executing and delivering any additional documents and/or instruments, and doing any and all other acts as may be reasonably required by a party hereto or by its legal counsel in order to consummate or otherwise to implement the transaction contemplated by this Agreement.

              2.3  Pro-Rated Amounts. Except as otherwise provided in this
                   -----------------
Agreement, the following items shall be pro-rated (in accordance with United States generally accepted accounting principles, consistently applied) as of 12:01 a.m. on the Closing Date and paid, as between Seller, on the one hand, and Purchaser, on the other hand, at the Closing (to the extent possible) in the manner provided for herein below:

                   (a) All pre-paid expenses, and all expenses and obligations for which liability has accrued but whose payment or satisfaction is not yet due as of the Closing Date, related to the Assets including but not limited to: (1) such expenses in connection with the Assumed Contracts, (2) rents, (3) utility charges, including electricity, water and sewer charges, (4) business and license fees and FCC regulatory fees, including any retroactive adjustments thereof, (5) property and equipment rentals, (6) real and personal property taxes in connection with the Assets, and (7) operating expenses, shall be pro-rated and adjusted between Purchaser and Seller in accordance with the principle that except as otherwise provided in this Agreement, Seller shall be responsible for all expenses, costs, and liabilities allocable to the conduct of the business or operations of the Station up to 12:01 a.m. on the Closing Date and Purchaser shall be responsible for all such expenses, costs and liabilities after 12:01 a.m. on the Closing Date. In addition, Seller shall receive all revenues allocable to the conduct of the business or operations of the Station up to 12:01 a.m. on the Closing Date and Purchaser shall receive all revenues allocable to the conduct of the business or operations of the Station after 12:01 a.m. on the Closing Date. Notwithstanding the foregoing, there shall be no adjustment for, and Seller shall remain solely liable with respect to, any contract other than the Assumed Contracts in

Schedule 1.1(c) hereto, or any other obligation or liability not being assigned
---------------
to, and assumed by, Purchaser. For purposes of determining pro-rated amounts under leases and other rental agreements, payments under such leases and agreements shall be deemed to be due in equal installments over the terms thereof.

                   (b)    Seller shall deliver to Purchaser, no less than five
(5) business days before the Closing Date, Seller's written good faith estimate of the prorated amounts set forth in Section 2.3(a), as of the Closing Date.
                                     --------------
Purchaser may deliver written notice to Seller of any prorated amounts which Purchaser disputes based upon its preliminary review of such statement, in which case Purchaser and Seller will negotiate in good faith to resolve any such disputed amounts; provided, however, that any such dispute shall not delay the
                  --------  -------
Closing, and the undisputed portion of the prorated amounts set forth in such statement will be used to adjust the Purchase Price, subject to further adjustment pursuant to Section 2.3(c). Purchaser's failure to dispute any
                       --------------
pro-rated amount on such statement prior to Closing shall not be deemed a waiver of its right to challenge any such amount during the post-Closing adjustment process contemplated by Section 2.3(c).
                        --------------

                   (c) At the conclusion of sixty (60) days from and after the Closing Date, a final adjustment of the items to be pro-rated between Purchaser and Seller pursuant to Section 2.3(a) hereof shall be made; provided,
                                 --------------                       --------
however, in the event that the statement for real estate taxes for the year in
-------
which the Closing occurs has not been received by such date, the pro-ration of real estate taxes shall be made as promptly as practicable, but in any event within thirty (30) days after such statement is received from the applicable authorities. In the event that there is a dispute as to certain amounts, Seller and Purchaser shall adjust any amounts for which there is no dispute, and attempt in good faith to resolve any disputed amounts. If the parties are unable to resolve any disputed amounts within ninety (90) days after the Closing Date, either party may refer the adjustment of such disputed amounts to Ernst and Young LLP (the "Settlement Accountant") which shall resolve such disputed amounts and such resolution shall be final and binding on the parties. The fees and expenses of such accounting firm that are incurred to resolve a disputed amount pursuant to the preceding sentence shall be shared equally by Seller and Purchaser.

            2.4    Delivery of FCC Licenses to Purchaser Affiliate.
                   -----------------------------------------------
Seller and the Purchasing Parties hereby agree that at the Closing, the FCC Licenses shall be assigned directly to Telemundo Licensee in lieu of being assigned to Purchaser.

                                  ARTICLE III

                       FCC Approval and Hart-Scott Filing

           3.1     FCC Approval. Within ten (10) business days of the date
                   ------------
hereof, Telemundo Licensee and Seller shall jointly file with the FCC an application (the "FCC Application") to request the FCC's consent to the
                  ---------------
voluntary assignment of the FCC Licenses from Seller to Telemundo Licensee (the "FCC Consent"). Telemundo Licensee and Seller shall each pay its own expenses in
 -----------
connection with the preparation and prosecution of the FCC Application and shall share any filing fee associated with the FCC Application equally. Seller and Telemundo Licensee shall prosecute the FCC Application before the FCC, including opposing any petitions to deny filed against the FCC Application, with all reasonable diligence, in order to obtain the FCC Consent promptly and in order to carry out the provisions of this Agreement. Telemundo Licensee and Seller each agree to comply with any condition imposed on it by the FCC Consent except any such condition which would have a material adverse effect on it or its affiliates. If FCC reconsideration or review, or if judicial review, shall be sought with respect to the FCC Consent by a third party or upon the FCC's own motion, Purchaser and Seller shall cooperate in opposing such requests for FCC reconsideration or review or for judicial review if the parties mutually agree that the filing of such opposition is reasonable.

            3.2    Hart-Scott-Rodino Filings. Within twenty (20) days of the
                   -------------------------
date hereof, the parties will each complete and file any notification and report required to be filed under the HSR Act, and each such filing shall request early termination of the waiting period under the HSR Act. The parties shall use commercially reasonable efforts to respond promptly to any inquiries or requests for documents or information with respect to the transactions contemplated by this Agreement received from the Federal Trade Commission ("FTC") or the
                                                            ---
Department of Justice ("DOJ"). The filing fee relating to the
                        ---
filings under the HSR Act will be shared equally by Seller and Purchaser.

                                   ARTICLE IV

                               Covenants of Seller

            4.1    Inspection Rights. Seller will make available to Purchaser
                   -----------------
in a timely fashion all materials reasonably requested by Purchaser for Purchaser's due diligence, which, upon Purchaser's request, shall be provided to Purchaser and its representatives at an off-site location. Until the Closing, upon prior notice, Seller shall, during the Station's regular business hours, make the premises and facilities of the Station and the books, accounts, records, contracts, and documents of Seller pertaining to the Station and included in the Assets available to Purchaser and its agents to conduct those tests and investigations that Purchaser reasonably deems necessary and to assure, among other things, that the Station is being operated in compliance with FCC rules and all other Federal, state and local requirements, including all environmental laws and regulations. Purchaser will have reasonable access to Station's employees; and Seller will cooperate fully with Purchaser in its performance of any tests or investigations; provided that neither the furnishing of such information to Purchaser or its representatives nor any investigation made heretofore or hereafter by Purchaser shall affect Purchaser's right to rely upon any representation or warranty made by Seller in this Agreement, each of which shall survive any furnishing of information to Purchaser or its agents, or any investigation by Purchaser or its agents, subject to Section 6.24 hereof.
                                                         ------------
Any such examination and inspection by Purchaser or by its agents shall be undertaken in a manner designed to minimize the disruption to Seller and to the operations of the Station. At all reasonable times prior to the Closing or the earlier termination of this Agreement, Purchaser, its agents and representatives may at Purchaser's sole cost and expense: (a) enter onto the Real Property during normal business hours and upon reasonable advance notice to Seller, to perform any inspections, investigations, studies and tests of the Real Property, including, without limitation, physical, structural, mechanical, architectural, engineering, soils, geotechnical and environmental tests, that Purchaser deems reasonable; (b) cause an environmental assessment of the Real Property to be performed, upon reasonable notice to Seller; and (c) investigate such other matters as Purchaser may reasonably desire. Purchaser shall indemnify, protect, defend and hold harmless Seller from all claims, causes of action and demands incurred by Seller in connection with or arising out of any inspections or tests carried on, by or on behalf of Purchaser; provided, however, that Purchaser shall not indemnify Seller for any
           --------  -------
claim, loss or cause of action caused by Seller's negligence or willful misconduct or any physical condition existing on the Real Property prior to Purchaser's or its agent's entry thereon. In addition, if this Agreement is terminated, Purchaser shall repair any damage to the Real Property caused by its entry thereon and shall restore the same to the condition in which it existed prior to such entry; provided, further, that Purchaser shall have no obligation
                     --------  -------
to repair any damage caused by Seller's negligence or willful misconduct or to remediate, contain, abate or control any hazardous defect that existed at the Real Property prior to Purchaser's entry thereon.

            4.2  No Changes. Except as set forth on Schedule 4.2, except
                 ----------                         ------------
as contemplated or required by this Agreement and except as otherwise consented to in writing by Purchaser, from and after the date hereof to the Closing Date, Seller shall, operate the Station only in the ordinary course of business as conducted since January 1, 2001, including without limitation:

                 (a) pay when due all obligations arising under the Assumed Contracts and keep and maintain the Assets being purchased hereunder (except for immaterial Assets with a fair market value in the aggregate not exceeding Ten Thousand Dollars ($10,000)) in good operating condition and repair (normal wear and tear excepted) and in material compliance with the FCC's rules and regulations, and use, operate, and maintain the Assets in a reasonable manner with inventories of spare parts and expendable supplies being maintained at levels reasonably consistent with past practices;

                 (b) not sell, assign, lease, mortgage, pledge, or otherwise transfer, or dispose of any of the Assets, or create, assume, or permit to exist any claim, liability, lien, condition, charge, or encumbrance upon any of the Assets, except for (i) liens, charges, and encumbrances in favor of Purchaser; (ii) Permitted Encumbrances and liens, charges and encumbrances that will be discharged prior to the Closing Date; and (iii) immaterial items of personal property included in the Assets and sold, or otherwise disposed of in the ordinary and regular course of the operation of the Station;

                 (c) not increase or otherwise change the rate or nature
of the compensation (including wages, salaries, severance and bonuses) which is paid or payable to any of the Subject Employees (as such term is defined in
Section 6.16) except in connection with ordinary reviews or promotions
------------
consistent with Seller's past practices pursuant to pre-existing written compensation and fringe-benefit plans, or as otherwise set forth on Schedule
                                                                    --------
4.2(c);
------

                 (d) not enter into, nor become obligated under any agreement or commitment which is or will become an Assumed Contract requiring the Station to make cash payments to third parties, except for normal commitments for personal property and services which are (i) entered into in the ordinary and regular course of the operation of the Station, consistent with the Station's past and present practices, and (ii) terminable by Seller and its successors and assigns on not more than ninety (90) days' notice, or to the extent not so terminable, do not provide for payments, in the aggregate, in excess of Ten Thousand Dollars ($10,000.00) during the full terms thereof; nor shall Seller materially change, amend, terminate, or otherwise modify any agreement or commitment other than in the ordinary course of business;

               (e) maintain insurance policies on the Assets in accordance with Seller's normal and prudent business practices;

               (f) not make, nor commit to make, any payments, contribution, or award under or into any profit-sharing, retirement or similar plan, program, or trust on behalf of the Subject Employees except in accordance with any such plan, program, or trust currently maintained by Seller, and contributions which are made consistent with past practices;

               (g) maintain and preserve the operations of the Station as they relate to the Assets, and use Seller's commercially reasonable efforts to maintain and preserve, consistent with the ordinary course of business, the Station's goodwill and the Station's present relationships with suppliers, cable television systems carrying the Station's signal, and others having business relations with the Station;

               (h) not make any material changes in the broadcast hours of the Station;

               (i) not do any act which would reasonably be expected to result in the expiration, revocation, suspension, or modification of any of the Authorizations or FCC Licenses (other than to make minor corrections to FCC records), nor fail to do any act necessary in order to prevent the expiration, revocation, suspension, or modification of any of the Authorizations or FCC Licenses, nor fail to file on a timely basis any application with the FCC with respect to digital television facilities;

               (j) not waive or release any material right of Seller in the Material Contracts;

               (k) except as required by law, not enter into any collective bargaining agreement, or through negotiations or otherwise make any commitment or incur any liability to any labor organization with respect to the Subject Employees;

               (l) not transfer, grant or abandon any rights under any leases, licenses, agreements, trademarks, service marks, Internet domain names, trade names, copyrights or patents included in the Assets, and respond substantively to any outstanding matters before any intellectual property registry office;

               (m) maintain its books and records, including the record keeping and reporting requirements imposed by the FCC, in accordance with past practices and in material compliance with the FCC's rules and regulations;

               (n) at least five (5) business days prior to the Closing Date, deliver to Purchaser a list of all material contracts relating to the Station entered into by Seller after the date hereof of the type required to be listed in Schedule 1.1(c) hereto, together with copies of such contracts; and
   ---------------

               (o) comply in all material respects with all rules and regulations of the FCC and all other laws, rules, and regulations to which Seller, the Station, and the Assets are subject.

          4.3  Written Consents. Prior to the Closing Date, Seller shall proceed
               ----------------
with all reasonable diligence and shall use commercially reasonable efforts to obtain (a) the written consents to the consummation of the transactions contemplated by this Agreement from all necessary persons, including, without limitation, the consents of parties to Assumed Contracts where required, and (b) for each parcel of real property included in the Assets and owned by Seller or leased by Seller, certificates of estoppel and non-disturbance and attornment commitments in favor of Purchaser, from any mortgagees and from the respective landlords under such leases, addressing such matters as Purchaser may reasonably request; provided, however, notwithstanding anything to the contrary contained
         --------  -------
in this Agreement, Seller shall have no obligation to make payments to third parties (other than payments otherwise due such parties) in order to obtain any such consents, certificates, or commitments. Seller has received no notice, and has no other reason to believe, that any party to an Assumed Contract whose consent to the consummation of the transactions contemplated by this Agreement is required will (a) not grant such consent or (b) require any modification of the rights or obligations of Seller under such Assumed Contract in order to grant such consent.

                                   ARTICLE V

                        Special Covenants and Agreements

          5.1  Indemnification Regarding Brokers. Seller agrees to indemnify
               ---------------------------------
Purchaser, and to hold Purchaser harmless, from and against any claims asserted by any broker or finder, or any person or entity acting or claiming to act in a similar capacity in connection with the sale of the Station, arising out of the representation made in Section 6.4 by Seller; and Purchaser agrees to indemnify
                       -----------
Seller, and to hold Seller harmless, from and against any claims asserted by any broker or finder, or any person or entity acting or claiming to act in a similar capacity in connection with the sale of the Station, arising out of the representation made in Section 7.6 by Purchaser.
                       -----------

          5.2  Successor Tax Liability. Seller and Purchaser hereby agree to
               -----------------------
treat the transactions contemplated by this Agreement as not governed by or subject to Texas Tax Code Annotated Section 111.020 or Texas Administrative Tax Code Section 3.7, or other similar provisions of applicable law; provided that Seller agrees to indemnify Purchaser, and to hold Purchaser harmless from and against losses resulting from such transactions under such laws.

          5.3  Cooperation. Purchaser and Seller shall cooperate fully with each
               -----------
other and with their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and Purchaser and Seller shall execute such other documents as may be necessary and reasonable for the implementation and consummation of the transactions contemplated by this Agreement, and otherwise use their commercially reasonable best efforts to consummate the transactions contemplated hereby and to fulfill their obligations hereunder. Notwithstanding the foregoing, Seller and Purchaser shall have no obligation (i) to expend funds in order to obtain the Consents (other than any fee payable to the FCC in connection with the filing of the FCC Application or any fees in connection with filings under the HSR Act), or (ii) to agree to any material adverse change in any Material Contract in order to obtain a Consent with respect thereto.

          5.4  Risk of Loss. The risk of any loss, damage, impairment,
               ------------
confiscation, or condemnation of any of the Assets from any cause whatsoever shall be borne by Seller at all times prior to the completion of the Closing, and by Purchaser at all times thereafter, subject to the provisions of this
Section 5.4. In the event of any loss, damage, impairment, confiscation, or
-----------
condemnation of any of the Assets (a "Loss") prior to the Closing, which Loss
                                      ----
shall prevent the Station's signal transmission in accordance with the terms of its FCC License, or which Loss shall materially impair the Station's signal coverage area, Seller shall use commercially reasonable efforts to repair, replace, or restore the Assets affected by such Loss in order to restore the Station's signal coverage substantially as it existed prior to the Loss. Seller and Purchaser agree that in the event the Station is not operating substantially in accordance with the terms of its FCC Licenses or with signal coverage substantially as it existed prior to the Loss on the scheduled Closing Date, the Closing Date shall be rescheduled to the date which is five (5) business days after the Station's signal coverage has been so restored. In the event of a Loss which prevents the Station's signal transmission, or materially impairs the Station's signal coverage area for a period of more than five (5) consecutive days, Purchaser may terminate this Agreement pursuant to Section 10.1(ii).
                                                         ----------------

          5.5  No Inconsistent Act. Pending the Closing Date, neither Seller nor
               -------------------
Purchaser shall (i) take any action which is materially inconsistent with their respective obligations hereunder, or which would reasonably be expected to materially hinder or delay the consummation of the transaction contemplated by this Agreement, except as specifically required or permitted herein, or (ii) take or fail to take any action which would render any, of its representations or warranties set forth in Article VI or VII, as the case may be, no longer
                           ----------    ---
accurate.

          5.6  Notifications. Pending the Closing Date, Seller and Purchaser
               -------------
shall promptly notify each other in writing of any developments, except for matters affecting the television broadcasting industry generally, which singly or in concert with others are material with respect to the Station or the Assets, or with respect to the ability of such notifying party to consummate the transactions contemplated hereby, and of any material change in any of the information contained in such party's representations and warranties contained in this Agreement, provided that such notification shall not relieve such party of any obligations under this Agreement.

          5.7  Allocation of Purchase Price. Seller and Purchaser mutually agree
               ----------------------------
to allocate the Purchase Price and other relevant items set forth in Section 1.3
                                                                     -----------
among the Assets acquired hereunder by Purchaser in accordance with the provisions of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and any Treasury Regulations promulgated thereunder ("Treasury
 ----                                                          --------
Regulations"). Seller shall provide Purchaser with a draft of such allocation
-----------
within sixty (60) days after the Closing Date. Purchaser shall notify Seller of any objection Purchaser may have to such allocation. Seller and Purchaser agree to attempt to resolve any disagreement with respect to such allocation in good faith consistent herewith; provided, however, that if Purchaser and Seller shall not have agreed on the allocation by the 90th day following the Closing, the allocation shall be made in accordance with the appraisal of the Settlement Accountant, the fees and expenses of which shall be paid equally by Purchaser and Seller. Seller and Purchaser each agree to report and file all tax returns (including amended tax returns and claims for refund) consistently with any such allocation, and shall take no position contrary thereto or inconsistent therewith (including, without limitation, in any audits or examinations by any taxing authority or any other proceedings). Seller and Purchaser shall cooperate in the filing of any forms (including Form
8594) with respect to any such allocation, including any amendments to such forms required with respect to any adjustment to the Purchase Price and other relevant items set forth in Section 2.3 and Schedule 4.2, pursuant to this
                            -----------     ------------
Agreement. Notwithstanding any other provisions of this Agreement, the foregoing agreement shall survive the Closing Date without limitation. In the event that such allocation is disputed by any taxing authority, the party receiving notice of the dispute shall promptly notify the other party hereto and shall forward to such other party copies of all correspondence with such taxing authority in respect of such disputed allocation.


          5.8  Further Assurances. After the Closing Date, each party will take
               ------------------
all action reasonably requested by the other to carry out the intent of this Agreement and to vest good and marketable title to the Assets in Purchaser.

          5.9  Control of the Station. Prior to Closing, Purchaser shall not,
               ----------------------
directly or indirectly, control, supervise, direct, or attempt to control, supervise, or direct the operations of the Station; such operations, including complete control and supervision of all of the Station's programs, employees, and policies, shall be the sole responsibility of Seller until the Closing.

          5.10 Post-Closing Audit of Station's Operations. For a period of three
               ------------------------------------------
(3) years after the Closing, Seller shall cooperate, and shall cause its successors and assigns to cooperate, with Purchaser and Purchaser's representatives in conducting any audit of the operations of the Station during the period that it was owned by Seller, including without limitation making available to Purchaser and its representatives such portions of the books and records of the Station as may be required for such audit and instructing Seller's auditors to cooperate with Purchaser and its representatives in conducting such audit. The expense of any such audit and the expenses of Seller's outside auditors incurred in the course of such audit shall be borne by Purchaser.

          5.11 Past Service Credit. Purchaser agrees that, solely with respect
               -------------------
to its employee welfare benefit programs and arrangements covering or otherwise benefiting any Subject Employee who commences employment with a Purchasing Party as of the Closing Date (each, a "Transferred Employee," and collectively the
                                 --------------------
"Transferred Employees"), the period during which such Transferred Employee was
 ---------------------
employed by Seller shall be considered as time employed by Purchaser for purposes of eligibility for benefits under such programs and arrangements.

          5.12  Medical Plan. Effective as of the Closing Date (or as soon as
                ------------
practicable thereafter), each Transferred Employee shall be eligible to participate in a medical plan comparable to, and subject to the similar terms and conditions as, the medical plan or plans provided to employees in similar positions in companies under common control with Purchaser. To the extent Transferred Employees have satisfied the plan's applicable terms, conditions and requirements, Purchaser shall take any commercially reasonable steps as necessary to provide such coverage effective as of the Closing Date to ensure uninterrupted coverage of all Transferred Employees who accept Purchaser's offer of employment.

          5.13  Exclusive Negotiations. In consideration for the considerable
                ----------------------
amount of time and expense that Purchaser and Seller will devote to performing their obligations hereunder, from the date hereof until the termination of this
Agreement:

               (a) Seller agrees not to, and to use its best efforts to cause its officers, directors, employees, stockholders, agents and representatives not to, solicit, discuss, authorize or negotiate with any other person or entity or entertain or consider any other proposals relating to the possible disposition of the Station, including without limitation, by way of entering into any LMA or similar arrangement (collectively, a "Disposition"); and
                                      -----------

               (b) Purchaser agrees not to, and to use its best efforts to cause its officers, directors, employees, stockholders, agents and representative not to, solicit, discuss, authorize or negotiate with any other person or entity or entertain or consider any other proposal relating to the possible acquisition of any commercial broadcast television station or commercial digital broadcast television station operating and/or broadcasting in the Dallas-Fort Worth metropolitan area, including without limitation, by way of entering into any LMA or similar arrangement.

          5.14 Promotion of Purchaser. From the later of August 1, 2001 or the
               ----------------------
commencement of the thirty (30) day period during which interested parties may file petitions with the FCC to deny the FCC Application (unless any such petition is filed, in which such case, then upon the dismissal of all such petitions) through the Closing or the termination of this Agreement pursuant to
Article X, as applicable, Seller shall reasonably cooperate with Purchaser to
---------
promote on air on the Station Purchaser's upcoming acquisition of the Station and the commencement of Telemundo Network programming on the Station.

          5.15 Azteca Agreement. Within five (5) business days of the date of
               ----------------
this Agreement, Seller shall notify the FCC in writing that it will not consummate the transactions contemplated by the Azteca Agreement (as such term is defined in Section 6.23) and approved by the FCC on November 13, 2000 in FCC
              ------------
Application File No. BALCT-20000706ADS. Seller shall deliver to Purchaser a complete and accurate copy of such notice as well as complete and accurate copies of all notices and correspondence relating to the termination of the Azteca Agreement sent or received prior to, on or after the date of this Agreement.

          5.16 Transferred Employees Payroll Matters. Seller agrees to transfer
               -------------------------------------
to Purchaser any records relating to withholding and payment of income, disability, unemployment, FICA, and similar taxes ("Payroll Taxes") with respect
                                                    -------------
to wages paid by Seller during the 2001 calendar year to the Transferred Employees as of the Closing Date. In accordance with, and to the extent permitted by, Internal Revenue Service Revenue Procedure 96-60, 1996-2 C.B. 399 ("Revenue Procedure") and comparable foreign, state and local laws relating to
  -----------------
Payroll Taxes, (i) Purchaser agrees to provide the Transferred Employees with Forms W-2, wage and tax statements, for the 2001 calendar year setting forth the aggregate amount of wages paid to, and Payroll Taxes withheld in respect thereof, such Transferred Employees for the 2001 calendar year by Seller and Purchaser (or its affiliate) as predecessor and successor employers, respectively, and (ii) Seller shall be relieved of any responsibility to furnish any such tax information to the Transferred Employees or the applicable taxing authority. If Purchaser cannot avail itself to the benefits accorded under the Revenue Procedure or under comparable foreign, state and local laws relating to Payroll Taxes, Purchaser shall provide Seller with access to the books and records of the Transferred Employees to the extent such access is necessary to permit Seller to comply with its obligations under applicable law.

          5.17 Video Communications. Seller agrees that from and after the
               --------------------
Closing Date, it shall pay to Purchaser, when such amounts are due, fifty percent (50%) of the amounts that Purchaser is obligated to pay to Video Communications, Inc. ("VCI") pursuant to that certain Software License, Maintenance and Support Agreement dated July 6, 1999, between Seller and VCI to be assumed by Purchaser at Closing pursuant to Section 1.1(c) hereof.
                                               --------------

                                   ARTICLE VI
                    Representations and Warranties of Seller

          Seller represents and warrants to the Purchasing Parties as follows:

          6.1  Good Standing. Seller is a limited partnership duly organized,
               -------------
validly existing, and in good standing under the laws of the State of Texas, Seller has all requisite power and authority (i) to own, lease, and use the Assets as presently owned, leased, and used, (ii) to conduct the business and operations of the Station as presently conducted, and (iii) to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms and conditions to be performed and complied with by Seller hereunder and thereunder. Seller holds all material rights, franchises, licenses, permits, authorizations, and approvals (governmental and otherwise), including the FCC Licenses, necessary to own and operate its properties and to carry on and conduct the business of the Station as it is presently carried on and conducted. Except as set forth on Schedule 6.1, Seller is not a participant
                                      ------------
in any joint venture or partnership with any other person or entity with respect to any part of the Station's operations or the Assets.

          6.2  Right, Power and Authority. Seller has the full power and
               --------------------------
authority to enter into, and to execute and deliver and to perform its obligations under, this Agreement, the Escrow Agreement, and any other instruments contemplated hereby. Seller has taken all requisite action in order to authorize the execution, delivery, and performance of this Agreement and the consummation of the sale of the Assets and the other transactions contemplated hereby. This Agreement and the Escrow Agreement have been duly executed and delivered by Seller and are the legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their terms, except to the extent limited by (i) bankruptcy, insolvency, moratorium, and other laws of general applicability relating to or affecting the enforcement of creditors' rights,
(ii) principles of public policy, and (iii) court-applied general principles of equity.

          6.3  No Conflicts or Defaults. Neither the execution, delivery, nor
               ------------------------
performance of this Agreement by Seller, nor the consummation of the sale and purchase of the Assets or any other transaction contemplated hereby, after the giving of notice, or the lapse of time, or both, (a) conflicts with, results in a breach of, or constitutes a default under, the certificate of limited partnership or partnership agreement of Seller, or any Federal, state or local law, statute, ordinance, rule, or regulation, or any court or administrative order or process applicable to Seller, (b) conflicts with, constitutes grounds for termination of, results in a breach of, constitutes a default under, violates any right of first refusal or similar right granted to a third party under, or accelerates or permits the acceleration of any performance required by the terms of, any Material Contract to which Seller is a party or by which Seller or the Assets are bound and which relates to the ownership or operation of the Station or the Assets; provided, however, that certain Assumed Contracts listed in
               --------  -------
Schedule 1.1(c) hereto are not assignable without the consent of another party;
---------------
or (c) results in the creation of any mortgage, pledge, lien, claim, liability, charge, condition, or encumbrance upon any of the Assets utilized or required in connection with the operation of the Station, other than as expressly contemplated by this Agreement or any Permitted Encumbrance.

          6.4  Broker's Fee. Neither this Agreement, nor the sale and purchase
               ------------
of the Assets contemplated by this Agreement, was induced or procured through the services of any person, firm, corporation, or other entity acting on behalf of or representing Seller as broker, finder, investment banker, financial advisor, or in any similar capacity.

          6.5  FCC Compliance. The Station, its physical facilities, electrical
               --------------
and mechanical systems, and transmitting and studio equipment are operated in all material respects in accordance with the specifications of the FCC Licenses and the FCC rules and regulations.

          6.6  Title to Assets. Seller has good and marketable title to all of
               ---------------
the Assets (good and indefeasible title to the Real Property) free and clear of any mortgages, pledges, liens, encumbrances, or other charges or rights of others of any kind, except for Permitted Encumbrances and those mortgages, liens, encumbrances or other charges listed on Schedule 6.6 (which shall be
                                               ------------
released prior to Closing).

          6.7  Real Estate.
               -----------

               (a)  Schedule 1.1(e) hereto describes all interests, including
                    ---------------
all leasehold interests, in real estate included in the Assets, and the nature of the right, title, or interest that Seller has in such real estate, including a legal description of such real estate. All leases included in the Assets are valid, binding, and enforceable against Seller, and to the knowledge of Seller, each other party thereto, in accordance with their terms, subject to applicable provisions of any subsequently-enacted landlord tenant laws of the jurisdiction in which each such lease is to be performed, and subject to the qualifications set forth in clauses (i), (ii), and (iii) of Section 6.2 hereof, Seller is not
                                             -----------
in material breach, nor to the best of Seller's knowledge is any other party in material breach, of the terms of any such leases, or other instruments, except as disclosed in Schedule 6.7(a).
                ---------------

               (b)  Schedule 6.7(b) contains a complete and accurate list of all
                    ---------------
certificates of occupancy, permits and licenses held by Seller in connection with the ownership, use, operation, leasing and maintenance of the Assets.

               (c) Purchaser has been furnished with true and complete copies of (i) all Leases, (ii) all certificates of occupancy, permits and licenses held by Seller in connection with the ownership, use, operation, leasing and maintenance of the Assets, (iii) all existing title insurance policies and surveys relating to the Real Property in the possession of Seller, and (iv) all documents evidencing all mortgages, pledges, liens, encumbrances, or other charges upon the Real Property. "Lease" shall mean any Assumed Contract pursuant
                                 -----
to which Seller leases real or personal property, whether as lessor or lessee.

               (d)  Except as set forth on Schedule 6.7(d) hereto, to the
                                           ---------------
knowledge of Seller, Seller has obtained (or the fee owner of any Leased Real Property has obtained) all appropriate certificates of occupancy, permits, licenses, easements and rights of way, including proofs of dedication, required to use and operate the Real Property and the Leased Real Property in all material respects in the same manner in which the Real Property and the Leased Real Property is currently being used and operated. To the knowledge of Seller, the current use and occupation of any portion of the Real Property and the Leased Real Property does not violate any of such certificates, permits or licenses. No such approvals, permits or licenses will be required, as a result of the transactions contemplated by this Agreement, to be issued after the date hereof in order to permit Seller to own or operate the Real Property and the Leased Real Property in all material respects in the same manner as heretofore owned or operated other than any such approvals, permits, licenses that are ministerial in nature and are normally issued in due course upon application therefore without further action by the applicant. "Leased Real Property" shall mean all Real Property which is the subject of a Lease.

               (e) Seller has not received written notice of any proceeding which would cause the change, redefinition or other modification of the zoning classification of the Real Property or Leased Real Property.

               (f) Seller is not aware of any unpaid assessments (governmental or otherwise) for sewers, water, paving, electrical power or otherwise affecting the Real Property or Leased Real Property and, to Seller's knowledge, no such assessments are threatened.

               (g) Seller has not received written notice that the whole or any portion of the Real Property and the Leased Real Property or any other Assets is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to Seller's knowledge, has any such condemnation, expropriation or taking been proposed.

          6.8  Environmental. Seller hereby represents and warrants that except
               -------------
as would not reasonably be expected to have a material adverse effect on the Assets or on the ability of Seller to consummate the transactions contemplated hereby (a "Material Adverse Effect") (a) Seller is in compliance with all
           -----------------------
applicable Federal, state, and local laws governing pollution or the protection of human health or the environment ("Environmental Laws") and (b) Seller has not
                                     ------------------
received any written notice with respect to the business of, or any property owned or leased by, Seller or the Station from any governmental entity or third party alleging that Seller or the Station was not in compliance with or had incurred any liability under any Environmental Laws as of such date (an "Environmental Claim") and there were no activities, circumstances, events or
 -------------------
incidents, including releases of any hazardous material into the environment that were reasonably likely to form the basis of any Environmental Claim against Seller or the Station. Seller has provided to Purchaser all assessments, reports, data, results of investigations or audits, and other information that are in the possession of Seller regarding environmental matters pertaining to, or the environmental condition of, the Assets of Seller, or the compliance (or noncompliance) by Seller with any Environmental Laws.

          6.9   No Litigation Or Violations of Law.
                ----------------------------------

                (a) Except for matters affecting the television broadcasting industry generally, and except for those matters set forth in Schedule 6.9(a)
                                                              ---------------
hereto, there is no litigation at law or in equity, no arbitration proceeding and no proceeding before or by any court, commission, agency, or other administrative or regulatory body or authority, pending or, to the knowledge of Seller, threatened, which could reasonably be expected to have a Material Adverse Effect.

                (b) Except as disclosed in Schedule 6.9(b) hereto, there is no
                                           ---------------
labor trouble, dispute, grievance, controversy, claim for breach of an express or implied contract of employment, strike, union representation, or request for union representation pending, or, to the knowledge of Seller, threatened, against Seller relating to or affecting the Subject Employees.

                (c) Seller owns and operates its properties and assets, and has not taken any action related to the conduct of the business and affairs of the Station that is not in material compliance with all Federal, state, and local laws, statutes, ordinances, rules, and regulations. To Seller's knowledge, neither the ownership or use of its properties, nor the conduct of the business or operations of the Station, conflicts in any material way with the rights of any other person, firm, corporation or entity. Seller has received no notification that it is in violation of any applicable building, zoning, health or other law, ordinance or regulation in respect of its plants or structures or their operations, and to the knowledge of Seller, no such violation exists. Seller has no knowledge of any condition currently or previously existing on any Real Property or Leased Real Property or any portion thereof which may give rise to any violation of any applicable law if it were disclosed to the authorities having jurisdiction over the Real Property and the Leased Real Property.

          6.10  Intellectual Property. All patent, trademark, trade name,
                ---------------------
service mark, or Internet domain name registrations and copyright registrations, licenses, permits, call letters, jingles, privileges, and other similar intangible property rights and interests and all pending applications or applications to be filed therefor, if any, owned by Seller and used or held for use in the operation of the Station are disclosed in Schedule 1.1(d) hereto and
                                                     ---------------
all such items are subsisting and in good standing. Seller owns all right, title and interest in the items set forth on Schedule 1.1(d) and has delivered to
                                       ---------------
Purchaser copies of all documents, establishing or supporting Seller's claim to such rights, licenses, or other authority. To the knowledge of Seller, the ownership and operation of the Station and the Assets, as presently owned and operated, does not infringe upon nor conflict in any material respect with any patent, trademark, trade name, service mark, Internet domain name, copyright or trade secret of any other person, firm, corporation, or entity and there are no claims pending against Seller or any of its affiliates to such effect. To Seller's knowledge, no third party is infringing upon any patents, trademarks, service marks, Internet domain names, copyrights, patents or trade secrets included in the Assets. Except for the Excluded Assets (i) the Assets include all patents, trademarks, service marks, Internet domain names, copyrights, patents, and trade secrets used in or held for use in connection with the operation of the domain names, copyrights, or patents from any third parties for use in connection with the operation of the Station except pursuant to the license agreements set forth in Schedule 1.1(d) hereto. None of Seller's
                                ---------------
Affiliates have corporate names or
registered d/b/a's that incorporate "KXTX" or any other trademark, service mark or trade name included in the Assets.

          6.11  Contracts. Schedule 1.1(c) hereto sets forth all personal
                ---------  ---------------
property leases, and other contracts, agreements, and commitments to which Seller or the Station is a party as of the date hereof and which are included in the Assets. Seller will make available to Purchaser, upon Purchaser's request, true and complete copies of all such written contracts, leases, agreements, and commitments, and true and complete memoranda of all oral contracts, leases, agreements, and commitments (including any and all amendments and other modifications to such contracts). Except as otherwise disclosed in Schedule
                                                                   --------
1.1(c) hereto, all of the Assumed Contracts are in full force and effect, and
------
are valid, binding, and enforceable against Seller, and to the knowledge of Seller each other party thereto, in accordance with their terms, subject to the qualifications set forth in clauses (i), (ii), and (iii) of Section 6.2 hereof.
                                                            -----------
Seller is not in material breach, nor to Seller's knowledge is any other party in material breach, of the terms of any of the Assumed Contracts. Except as expressly set forth in Schedule 1.1(c), none of Gary Chapman, Joseph Armes,
                       ---------------
William Murphy, Harold Nash, or Thomas Commerford has received written notice from any party to any Assumed Contract indicating that such party intends (i) to terminate such Assumed Contract, or to amend the terms thereof, (ii) to refuse to renew the same upon the expiration of its term, or (iii) to renew the same upon its expiration only upon terms and conditions which are more onerous than those pertaining to such existing Assumed Contract. Except as disclosed on
Schedule 1.1(c), all oral contracts set forth thereon are terminable by the
---------------
Seller at will or upon no more than 30 days notice. Assuming that the Consents shall have been obtained, and except as set forth on Schedule 6.11, Seller has
                                                     -------------
full legal power and authority to assign its rights under the Assumed Contracts to Purchaser in accordance with this Agreement, and such assignment will not affect the validity, enforceability, and continuation of any of the Assumed Contracts.

          6.12  Insurance. Seller has in full force and effect insurance
                ---------
insuring the properties and assets of the Station included in the Assets. Seller has received no notice of, or other writing referring to, any requirements or recommendations by any insurance company that has issued a policy covering any part of the Real Property or Leased Real Property or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any part of the Real Property or Leased Real Property, which repair or work has not been completed.

          6.13  Assets in Good Repair. Except as provided in Schedule 6.13
                ---------------------                        -------------
hereto, the Assets are in good operating condition and repair (ordinary wear and tear excepted), and are available for immediate use in the business or operations of the Station. The Station's transmitting facilities are being operated at full power as authorized by the FCC Licenses and in accordance with manufacturer's specifications.

          6.14  Operational Assets.
                ------------------

                (a) The Assets, and those additional properties and assets of Seller identified in Section 1.2 hereof, constitute all of the assets and
                     -----------
properties that Seller owns or leases in connection with its operation of the Station as of the date hereof.

                (b) Except as set forth on Schedule 6.14 hereto or as otherwise
                                           -------------
contemplated by this Agreement, the Assets will permit the Station to be operated by Purchaser in the manner it is presently being operated by Seller and substantially in accordance with the terms of the FCC Licenses and the rules and regulations of the FCC, and with all other applicable Federal, state, and local statutes, ordinances, rules, and regulations.

          6.15  Required Consents. Except for the FCC Consent, expiration
                -----------------
or termination of the waiting period under the HSR Act, and the Consents described in Schedule 6.15 hereto, no consent, approval, permit, or
             -------------
authorization of, or declaration to, or filing with, any governmental or regulatory authority or any other third party is required to be obtained by Seller in order (i) to consummate the transactions contemplated by this Agreement, or (ii) to permit Seller to assign or transfer the Assets to Purchaser.

          6.16  Employee Benefits. Schedule 6.16 hereto contains a complete list
                -----------------  -------------
of the employees of the Station (the "Subject Employees"), and the rate of pay
                                      -----------------
for each such employee. Purchaser may, but is not obligated to, extend offers of employment effective as of the Closing Date to any or none of the Subject Employees on terms and conditions to be determined by Purchaser in its sole discretion. Purchaser will notify Seller within ninety (90) days after the date hereof of which Subject Employees, if any, the Purchaser intends to make offers of employment. Seller has furnished Purchaser with true and complete copies of any contracts with such Subject Employees, provided, however, Purchaser shall
                                           --------  -------
have no obligation to assume any such contract. Seller is not aware of the existence of any pending, threatened or anticipated governmental audit or examination of any employee benefit plan ("Employee Benefit Plan"), as defined
                                           ---------------------
in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Compensation Arrangement, as defined below, applicable to
          -----
any Subject Employee. There exists no action, suit, or claim (other than routine claims for benefits) with respect to any such plans or arrangements pending, or, to the knowledge of Seller, threatened or anticipated, against any of such Employee Benefit Plan or Compensation Arrangement applicable to any Subject Employee. Neither Purchaser nor any entity related to Purchaser under Section 414 of the Code, or any officers, directors, partners, employees, or affiliates of the same, shall have any liability, obligation, or responsibility with respect to claims or liabilities arising or accruing under any Employee Benefit Plan or Compensation Arrangement (whether or not applicable to any Subject Employee) maintained or provided by Seller or any other entity related to Seller under Section 414 of the Code or any trade or business that together with Seller would be deemed a single employer within the meaning of Section 4001(b) of ERISA ("ERISA Affiliate") which plan or arrangement relates to any period whatsoever.
  ---------------
Seller has complied in all material respects with Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code (hereinafter collectively referred to as "COBRA"), and will provide such continuation of health benefit coverage to the
 -----
extent required by reason of the events occurring prior to or on the Closing Date or by reason of the transactions contemplated by this Agreement. Neither Purchaser nor any entity related to Purchaser under Section 414 of the Code, nor any ERISA Affiliate of Purchaser, or any officers, directors, partners, employees, or affiliates of the foregoing, shall have any liability, obligation, or responsibility with respect to penalties, claims, or liabilities arising or accruing under COBRA with respect to any group health plan maintained by or contributed to by Seller or any entity related to Seller under Section 414 of the Code. For purposes of this Section 6.16, "Compensation Arrangements" means
                               ------------   -------------------------
any bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance, change in control or termination pay, or profit-sharing plan, program, agreement, or arrangement and any other employment or employee benefit plan, program, agreement or arrangement for the benefit of any current or former employee, director, or independent contractor.

          6.17  Labor Matters. Seller is not party to, or subject to any,
                -------------
collective bargaining agreements with respect to the Subject Employees. Except as disclosed in Schedule 6.9(b) hereto, Seller has received no notice alleging
                ---------------
that Seller has failed to comply in any material respect with, and to Seller's knowledge, Seller is in compliance with all applicable laws, rules and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety and health, and discrimination, with respect to the Subject Employees. No controversies, disputes, lawsuits, arbitrations or other proceedings are pending, or, to the best of Seller's knowledge, threatened or anticipated, between Seller and the Subject Employees (singly or collectively), except as disclosed in Schedule
                                                                   --------
6.9(b) hereto. No labor union or other collective bargaining unit represents,
------
or, to the best of Seller's knowledge, claims to represent any of the Subject Employees. To the best of Seller's knowledge, there is no union campaign being conducted to solicit cards from employees to authorize a union to request a National Labor Relations Board certification election with respect to any of the Subject Employees. Seller is and has been in compliance with all notice and other requirements under the Worker Adjustment and Retraining Notification Act or similar state statute.

          6.18  Taxes. Except as set forth in Schedule 6.18, Seller has duly
                -----                         -------------
filed or caused to be duly filed all Federal income tax returns and all other Federal, state, county, local, or city tax returns which are required to have been filed, and Seller has paid or caused to be paid all taxes shown on said returns or on any tax assessment received by Seller to the extent that such taxes have become due, or has set aside on its books reserves adequate (segregated to the extent required by generally accepted accounting practices) with respect thereto. No events have occurred which could impose upon Purchaser any transferee liability or could result in an encumbrance on any of the Assets for any taxes, penalties, or interest due or to become due from Seller, other than statutory liens for taxes not yet due.

          6.19  Reports. Except as stated in Schedule 6.19, all material
                -------                      -------------
returns, reports, and statements which Seller is currently required to have filed with the FCC or with any other governmental agency have been filed, and all material reporting requirements of the FCC and other governmental authorities having jurisdiction over Seller have been complied with. All of such reports, returns, and statements are substantially complete and correct as filed.

          6.20  Asset Register. Seller has delivered to Purchaser a copy of the
                --------------
Seller's asset register with respect to the Assets, which asset register accurately lists the material items of tangible personal property included in the Assets as of the date thereof.

          6.21  No Changes. Except as set forth on Schedule 6.21, since January
                ----------                         -------------
1, 2001, Seller has not:

                (a)  Suffered any Material Adverse Effect; or

                (b) Made any sale, assignment, lease, or other transfer of any of the Assets, other than in the normal and usual course of business, with suitable replacements being obtained therefor to the extent required by this Agreement.

          6.22  License Assets. Schedule 1.1(a) includes a true and complete
                --------------  ---------------
list of all FCC Licenses and Seller validly holds the FCC Licenses. Seller has delivered to Purchaser true and complete copies of the FCC Licenses (including any and all amendments and other modifications thereto). The FCC Licenses have been validly issued and are in full force and effect. Other than the FCC Licenses and the other Authorizations, no franchises, licenses, permits, approvals, or authorizations are required in order for Purchaser to legally own and operate the Station in the manner and to the full extent that it is operated on the date hereof, and the FCC Licenses are not subject to any restriction or condition that would limit the full operation of the Station as required by the FCC and as presently operated, other than restrictions of general applicability to the television broadcasting industry as a whole. Except as noted on Schedule
                                                                       --------
6.22, (a) no action or proceeding is pending or, to the knowledge of Seller,
----
threatened by or before the FCC or before any other governmental body to revoke, refuse to renew, or modify the FCC Licenses, other than proceedings of general applicability affecting or purporting to affect all similarly situated television broadcasting stations, and (b) no applications are currently pending before the FCC with respect to the Station. Except for the FCC Consent, no consent, approval, permit, or authorization or, or declaration to, or filing with, any governmental or regulatory authority of any other third party is required to be obtained by Seller in order to permit Seller to assign or transfer the FCC Licenses or any other Authorizations to Purchaser. Since June 30, 1999, all material returns, reports, and statements which the Station is currently required to have filed with the FCC or with any other governmental agency have been filed, and all material reporting requirements of the FCC and other governmental authorities having jurisdiction over the Station have been complied with. All of such reports, returns, and statements are substantially complete and correct as filed. The Station's public inspection file is located at the Station's main studio and, is in material compliance with the FCC's rules and regulations. Except as described in Schedule 6.22, since June 30, 1999, no
                                        -------------
cable system (a) has advised Seller in writing of any signal quality or copyright indemnity or other prerequisite to cable carriage of the signal of the Station, and (b) to Seller's knowledge has declined or threatened to decline in writing such carriage or failed to respond to a request for carriage or sought any form of relief from carriage of the Station's signal from the FCC. Exhibit A to Schedule 6.22 contains a listing of all cable systems in the Dallas-Fort
   -------------
Worth area television market that carry the Station as of the date hereof, as well as the Station's channel position on such cable systems.

          6.23  Dispositions. Seller hereby represents that as of the date
                ------------
hereof other than pursuant hereto, it (i) has not entered into any agreement relating to a Disposition (other than the agreement dated as of March 9, 2000 with Pappas Telecasting of Dallas-Ft. Worth Metroplex, a California limited partnership, which has been terminated in accordance with the terms thereof by Seller (the "Azteca Agreement") and in connection therewith Seller has received
             ----------------
payment of the Escrow Funds (as such term is defined in the Azteca Agreement)), and (ii) has not agreed to negotiate with any party with respect to a Disposition. Seller has delivered to Purchaser complete and accurate copies of all notices and correspondence relating to the termination of the Azteca Agreement.

          6.24  Survival. Except as provided herein, each of Seller's
                --------
representations and warranties set forth in this Agreement shall survive the Closing of the transactions herein contemplated, and shall not be merged therein, for a period of twelve (12) months from and after the Closing Date. The representations and warranties set forth in Sections 6.2, 6.6, 6.16, and 6.23
                                            -------- ---  ---  ----      ----
hereof shall survive the Closing and shall continue in full force and effect for a period equal to 30 days following the expiration of the applicable statute of limitations; and the representations and warranties set forth in Section 6.8
                                                                 -----------
shall survive the Closing and shall continue in full force and effect for two years following the date hereof.

          6.25  Reliance. The representations and warranties of Seller contained
                --------
in this Agreement constitute the sole and exclusive representations and warranties of Seller to Purchaser in connection with this Agreement and the transactions contemplated hereby, and Purchaser acknowledges that all other representations and warranties are specifically disclaimed and may not be relied upon or serve as a basis for a claim against Seller. PURCHASER ACKNOWLEDGES THAT SELLER DISCLAIMS ALL WARRANTIES OTHER THAN THOSE EXPRESSLY CONTAINED IN THIS AGREEMENT AS TO THE PURCHASED ASSETS, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

                                  ARTICLE VII

   Representations and Warranties of Purchaser, Telemundo Licensee and Parent

          Each Purchasing Party represents and warrants to Seller as follows:

          7.1   Good Standing. Each Purchasing Party is a corporation or limited
                -------------
partnership, as the case may be, validly organized and in good standing under the laws of the State of Delaware and on the Closing Date Purchaser and Telemundo Licensee will be duly qualified to conduct business in the State of Texas.

          7.2   Right, Power and Authority. Each Purchasing Party has the full
                --------------------------
power and authority to enter into, to execute and deliver, and to perform its obligations under, this Agreement, the Assumption Agreement, the Escrow Agreement, and any other instruments contemplated hereby, in each case, to which such Purchasing Party is a party, and each such Purchasing Party has taken all requisite action in order to authorize the execution, delivery, and performance of this Agreement, the Assumption Agreement, and the Escrow Agreement, and the consummation of the purchase of the Assets and the other transactions contemplated hereby and thereby. This Agreement and the Escrow Agreement have been duly executed and delivered by the Purchasing Party and are the legal, valid, and binding obligations of the Purchasing Party, enforceable against the Purchasing Party in accordance with their terms, except to the extent limited by
(i) bankruptcy, insolvency, moratorium, and other laws of general applicability relating to or affecting the enforcement of creditors' rights, (ii) principles of public policy, and (iii) court-applied general principles of equity.

          7.3   Purchaser's Qualifications. Each Purchasing Party is qualified
                --------------------------
under the rules and regulations of the FCC to enter into this Agreement and to consummate the transactions contemplated hereby.

          7.4   No Conflicts or Defaults. Neither the execution, delivery, nor
                ------------------------
performance of this Agreement by a Purchasing Party, nor the consummation of the sale and purchase of the Assets or any other transaction contemplated hereby or thereby, after the giving of notice, or the lapse of time, or both, (a) conflicts with, results in a breach of, or constitutes a default under any Federal, state, or local law, statute, ordinance, rule, or regulation, or any court or administrative order or process applicable to such Purchasing Party,
(b) conflicts with, constitutes grounds for termination of, results in a breach of, constitutes a default under, or accelerates or permits the acceleration of any performance required by the terms of, any material contract, agreement, arrangement, commitment, plan, instrument, license, or permit to which such Purchasing Party is a party or by which such Purchasing Party is bound and which might materially affect such Purchasing Party's ability to perform its obligations under this Agreement, or (c) conflicts with the organizational documents of such Purchasing Party.

          7.5   Required Consents. Except for the FCC Consent and expiration or
                -----------------
termination of the waiting period under the HSR Act, no consent, approval, permit, or authorization of, or declaration to, or filing with, any governmental or regulatory authority or any other third party is required to be obtained by the Purchasing Parties in order (i) to consummate the transactions contemplated by this Agreement, or (ii) to permit the Purchasing Parties to acquire the Assets from Seller.

          7.6   Broker's Fee. Except as set forth on Schedule 7.6, neither this
                ------------                         ------------
Agreement, nor the sale and purchase of the Assets contemplated by this Agreement, was induced or procured through the services of any person, firm, corporation, or other entity acting on behalf of or representing any Purchasing Party as broker, finder, investment banker, financial advisor, or in any similar capacity.

          7.7   Availability of Funds. The Purchasing Parties have funds or
                ---------------------
financing available to enable it to consummate the transactions contemplated by this Agreement.

          7.8   Survival. Except as provided herein, each Purchasing Party's
                --------
representations and warranties set forth in this Agreement shall survive the Closing of the transactions herein contemplated, and shall not be merged therein, for a period of twelve (12) months from and after the Closing Date. The representations and warranties set forth in Section 7.1 and 7.2 hereof shall
                                            -----------     ---
survive the Closing and shall continue in full force and effect for a period equal to 30 days following the expiration of the applicable statute of limitations.

          7.9   Reliance. The representations and warranties of the Purchasing
                --------
Parties contained in this Agreement constitute the sole and exclusive representations and warranties of such Purchasing Parties to Seller in connection with this Agreement and the transactions contemplated hereby, and Seller acknowledges that all other representations and warranties are specifically disclaimed and may not be relied upon or serve as a basis for a claim against such Purchasing Parties.

                                  ARTICLE VIII

        Conditions Precedent to the Obligations of the Purchasing Parties

          The obligations of the Purchasing Parties hereunder to close the transactions herein contemplated are subject to the following conditions precedent (unless any such conditions are waived in writing by Purchaser, in Purchaser's sole discretion):

          8.1   Conditions.

                (a) All representations and warranties made by Seller herein to Purchasing Parties (except for any such representation or warranty that expressly relates solely to a date prior to the Closing Date), after disregarding any materiality qualifications contained therein, shall be true and correct on and as of the Closing Date, with the same effect as if such warranties and representations had been made by Seller to Purchasing Parties on and as of the Closing Date, with only such exceptions as would not, in the aggregate, be reasonably expected to have a Material Adverse Effect;

                (b) Seller shall have performed and complied in all material respects, after disregarding any materiality qualifications contained therein, with all agreements, covenants, and conditions herein required to be performed or complied with on Seller's part on or prior to the Closing Date, with only such exceptions as would not, in the aggregate, be reasonably expected to have a Material Adverse Effect;

                (c) each of the Material Consents shall have been duly obtained and delivered to Purchaser, with no material adverse change to the terms of the Assumed Contracts with respect to which such Material Consent shall have been obtained, unless Purchaser shall have consented in writing to such change;

                (d) Seller shall be the holder of the FCC Licenses and there shall not have been any modification with respect to such FCC Licenses which has a material adverse effect on the Station or the conduct of its business or operations other than proceedings generally applicable to the television broadcast industry;

                (e) no proceeding shall be pending, the effect of which would be to revoke, cancel, fail to renew, suspend, or adversely modify the FCC Licenses;

                (f) Seller shall have made, or shall stand willing and able to make, all deliveries to Purchaser required to be made pursuant to this Agreement;

                (g) the waiting period with respect to any filings made by the parties under the HSR Act shall have expired or been terminated;

                (h) the FCC Consent shall have been granted without any Material Condition (as defined in Section 8.3) to Telemundo Licensee and such FCC Consent
                         -----------
shall be in full force and effect; provided, however, that in the event a
                                   --------  -------
petition to deny or other objection that in the reasonable judgment of all parties hereto is deemed to be non-frivolous or having merit was filed against the FCC Application, prior to the grant of the FCC Consent, such FCC Consent shall have become a Final Order. For the purpose of this Agreement, an action or order of the FCC granting the FCC's consent shall be deemed to have become a "Final Order" when such action or order shall have been issued by the FCC in
 -----------
writing, setting forth the FCC Consent, and (A) such action or order shall not have been reversed, stayed, enjoined, set aside, annulled or suspended, and (B) no protest, request for stay, reconsideration or review by the FCC on its own motion or by any third party petition for FCC reconsideration or for rehearing, application for FCC review, or judicial appeal of such action or order shall be pending, and the period provided by law for initiating such protest, request for stay, reconsideration or review by the FCC on its own motion, or third party petition for FCC reconsideration or for rehearing, application for FCC review, or judicial appeal of such action or order shall have expired; and

                (i) Seller shall have obtained, and shall have effective, a certificate of occupancy in Seller's name from the City of Dallas with respect to the Leased Real Property located at 3900 Harry Hines Boulevard, Dallas, Texas.

          8.2   Deliveries to Purchaser. At the Closing there shall be
                -----------------------
delivered to Purchaser:

                (a) The opinion of Seller's legal counsel, dated the Closing Date in substantially the form of Schedule 8.2(a) hereto, and including
                                  ---------------
customary qualifications and limitations;

                (b) Certificates dated as of the Closing Date, executed by a general partner of Seller certifying that the conditions specified in Section
                                                                      -------
8.1(a) and (b) have been satisfied;
------     ---
                (c) Copies of all books, files and records or portions of such books, files and records required to be delivered pursuant to Section 1.1(f)
                                                              --------------
hereof, provided that all such files and records shall be deemed to have been delivered to Purchaser if the same shall be located at the premises of the Station on the Closing Date; and

                (d) The documents and instruments required to be delivered by Seller to Purchaser at the Closing under Section 2.2(a) hereof.
                                         --------------

                (e) A guaranty, substantially in the form attached hereto as
Exhibit 8.2(e), executed by Southwest Sports Group Holdings LLC in favor of
--------------
Purchaser.

          8.3   No Challenges. No proceeding or formal investigation by or
                -------------
before any court or governmental agency including the FCC shall be pending or threatened and no statute, rule or regulation shall have been enacted, by any state or Federal government or governmental agency which would reasonably be expected to prevent the consummation of the transactions contemplated by this Agreement or impose Material Conditions with respect thereto. For purposes of this Agreement, a "Material Condition" shall be any condition materially adverse
                   ------------------
to Seller's use and enjoyment of the Assets prior to Closing or to the Purchasing Parties' use and enjoyment of the Assets after the Closing, but shall not include (i) any condition generally applicable to the broadcast industry, or
(ii) with respect to a condition imposed on a Purchasing Party, any condition imposed as a result of any act or failure to act by such party, or (iii) with respect to a condition imposed on Seller, any condition imposed as a result of any act or failure to act by Seller.

          8.4   Organizational Documents. Purchaser shall have received from
                ------------------------
Seller a certificate from the Secretary of State of Texas as to the valid existence of Seller in such jurisdiction, and a copy of the resolutions of the general partner of Seller authorizing its execution and delivery of this Agreement and its performance of its obligations hereunder, which copies shall be certified by the general partner of Seller, such certification to be reasonably satisfactory to Purchaser.

                                   ARTICLE IX
                Conditions Precedent to the Obligations of Seller

          The obligations of Seller hereunder to close the transactions herein contemplated are subject to the following conditions precedent (unless any such conditions are waived in writing by Seller, in Seller's sole discretion):

          9.1  Conditions.
               ----------

               (a) All representations and warranties made by the Purchasing Parties herein to Seller (except for any such representation or warranty that expressly relates solely to a date prior to the Closing Date), after disregarding any materiality qualifications contained therein, shall be true and correct in all material respects on and as of the Closing Date, with the same effect as if such warranties and representations had been made by the Purchasing Parties to Seller on and as of the Closing Date, with only such exceptions as would not, in the aggregate, be reasonably expected to have a material adverse impact on the consummation of the transactions contemplated by this Agreement;

               (b) the Purchasing Parties shall have performed and complied in all material respects, after disregarding any materiality qualifications contained therein, with all agreements, covenants, and conditions herein required to be performed or complied with on Purchaser's part on or prior to the Closing Date, with only such exceptions as would not, in the aggregate, be reasonably expected to have a material adverse impact on the consummation of the transactions contemplated by this Agreement;

               (c) the Purchasing Parties shall have made, or shall stand willing and able to make, all deliveries to Seller required to be made pursuant to this Agreement;

               (d) the waiting period with respect to any filings made by the parties under the HSR Act shall have expired or been terminated; and

               (e) the FCC Consent shall have been granted and shall be in full force and effect without any Material Condition to Seller.

          9.2  Deliveries to Seller. At the Closing there shall be delivered to
               --------------------
Seller:

               (a) The opinion of Purchaser's legal counsel, dated the Closing Date, in substantially the form of Schedule 9.2(a) hereto, and including
                                   ---------------
customary qualifications and limitations;

               (b) A certificate, dated as of the Closing Date, executed by an executive officer of Purchaser, certifying that the conditions specified in
Section 9.1 (a) and (b) shall have been satisfied; and
---------------     ---

               (c) The documents and instruments required to be delivered by Purchaser to Seller at the Closing under Section 2.2(b) hereof.
                                         --------------

          9.3  No Challenges. Except as otherwise disclosed in this Agreement,
               -------------
no proceeding or formal investigation by or before any court or governmental agency including the FCC shall be pending or, to the knowledge of Seller, threatened and no statute, rule or regulation shall have been enacted by any state or Federal government or governmental agency which would reasonably be expected to prevent the consummation of the transactions contemplated by this Agreement or impose Material Conditions with respect thereto.

          9.4  Organizational Documents. Seller shall have received from each
               ------------------------
Purchasing Party certificates from the Secretaries of State of Delaware and, except for Parent, Texas as to the good standing of such Purchasing Party in such states, and a copy of the resolutions of the board of directors or general partner, as the case may be, of such Purchasing Party authorizing its execution and delivery of this Agreement and its performance of its obligations hereunder, which copies shall be certified by an authorized representative of each such Purchasing Party, such certification to be reasonably satisfactory to Seller.

                                   ARTICLE X
            Rights of Purchaser and Seller Upon Termination or Breach

          10.1 Termination. This Agreement may be terminated by either Purchaser
               -----------
or Seller, as appropriate (if the terminating party is not then in breach of any material provision of this Agreement), upon written notice to the other party, upon the occurrence of any of the following:

               (i) if at any time prior to the Closing Date, there shall have occurred a material breach of a representation or warranty of the non-terminating party contained herein, or a material default in the performance by the non-terminating party of a covenant or obligation of such non-terminating party contained herein, and if such breach or default shall not have been cured within thirty (30) days, with curative steps having been commenced within fifteen (15) days, from and after the date upon which written notice thereof shall have been given to the non-terminating party by the terminating party;

               (ii)  by Purchaser pursuant to Section 5.4 of this Agreement;
                                              -----------

               (iii) by either party if the FCC denies the FCC Application or designates the FCC Application for an adjudicatory hearing;

               (iv)  by mutual agreement of Seller and Purchaser;

               (v) by either party if (a) there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or (b) any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, judgment or decree shall have become final and nonappealable; or

               (vi) by either party if the Closing has not occurred by June 30, 2002; provided, however, that this Agreement may not be terminated pursuant to
      --------  -------
this Section 10.1(vi) by a party then in material breach of any of its
     ----------------
representations or warranties contained herein, or in material default of any of its covenants or obligations herein.

          10.2 Effect of Termination. If this Agreement is terminated as
               ---------------------
provided in Section 10.1, no party hereto shall have any liability or further
            ------------
obligation to any other party to the Agreement resulting from such termination except that the provisions of this Section 10.2, Section 4.1, Section 10.3 and
                                   ------------  -----------  ------------
Section 12.4 shall remain in full force and effect. If this Agreement is
------------
terminated by Purchaser pursuant to Section 10.1(i), Seller shall indemnify each
                                    ---------------
Purchasing Party and hold each Purchasing Party harmless from and against, and shall indemnify the Purchasing Parties for Purchaser Losses (as defined in
Section 11.2 hereof); provided, however, Purchasing Parties shall not be
------------ ------   --------  -------
entitled to indemnification for purposes of this Section 10.2) from Seller in an
                                                 ------------
aggregate amount in excess of Three Million Two Hundred Fifty Thousand Dollars ($3,250,000).

          10.3 Release of Escrow; Liquidated Damages. If this Agreement is
               -------------------------------------
terminated by Seller pursuant to Section 10.1(i), Purchaser and Seller shall
                                 ---------------
jointly instruct the Escrow Agent to disburse the Escrow Funds to or at the discretion of Seller as and for liquidated damages and full payment and the exclusive remedy for any damages suffered by Seller by reason of such event. The parties hereto agree in advance that actual damages would be difficult to ascertain and that the amount of the Escrow Funds is a fair and equitable amount to reimburse Seller for damages sustained due to such event. In the event this Agreement is terminated under any other provision of Section 10.1, Purchaser and
                                                     ------------
Seller shall jointly instruct the Escrow Agent to disburse the Escrow Funds to or at the discretion of Purchaser.

                                   ARTICLE XI
                                 Indemnification

          11.1 Continuing Effect. All representations and warranties contained
               -----------------
in this Agreement shall survive the Closing for the periods provided in Sections
                                                                        --------
6.24 and 7.8 hereof. The covenants contained in Sections 2.2(c), 2.3(c), 5.1,
----     ---                                    ---------------  ------  ---
5.7, 5.8, 5.10, 5.11, 5.12, 5.16, 5.17, 12.1, 12.2 and 12.4 and Article XI of
---  ---  ----  ----  ----  ----  ----  ----  ----     ----     ----------
this Agreement shall survive the Closing of the transactions herein contemplated, and shall not be merged therein. All other covenants contained in this Agreement shall expire at, and shall not survive, the Closing. Any investigations by or on behalf of any party hereto shall not constitute a waiver as to the enforcement of any representation, warranty, or covenant contained herein.

          11.2 Indemnification by Seller. Notwithstanding the Closing, and
               -------------------------
regardless of any investigation made at any time by or on behalf of Purchaser, or any information that Purchaser may have, Seller shall (subject to the provisions of Section 11.3 hereof) indemnify each Purchasing Party and hold each
              ------------
Purchasing Party harmless from and against, and shall reimburse each Purchasing Party for Purchaser Losses. "Purchaser Losses" shall mean any and all losses,
                             ----------------
liabilities, obligations, judgments, damages, deficiencies, costs, penalties, and expenses (including, without limitation, reasonable attorneys' fees and expenses) based upon, attributable to or resulting from:

               (a) any untrue representation, breach of warranty, or nonfulfillment of any covenant by Seller contained herein or in any certificate, document, or instrument (including, without limitation, the schedules hereto) delivered or to be delivered to Purchaser under this Agreement; the representations and warranties of Seller contained herein shall not be deemed qualified by any references herein to materiality generally or to whether or not any such breach or inaccuracy results or may result in a Material Adverse Effect;

               (b) any and all obligations of Seller not included in the Assumed Contract Obligations;

               (c) Seller's operation or ownership of the Station and/or the Assets prior to the Closing Date, including any and all liabilities arising under the Authorizations (including the FCC Licenses) or the Assumed Contracts which relate to events occurring prior to the Closing Date, except to the extent otherwise provided in this Agreement;

               (d) any third party claims related to equipment or services commissioned, purchased or ordered by Pappas Telecasting or its affiliates in connection with the Assets and the Station;

               (e) Seller's failure to provide to Purchaser the Leased Real Property located at 3900 Harry Hines Boulevard, Dallas, Texas in good operating condition and repair (ordinary wear and tear excepted), with the changes specified in Exhibit B of Schedule 4.2 hereto, except to the extent Purchase
                          ------------
Price credits have been provided to Purchaser in lieu of replacing production control room equipment and the 10 meter dish as set forth in Items 2 and 4, respectively, of Exhibit B of Schedule 4.2 hereto; and
                              ------------

               (f) the Azteca Agreement, including any suit, action or proceeding brought by, directly or indirectly, on behalf of or for the benefit of Pappas Telecasting of the Dallas-Ft.Worth Metroplex, a California limited partnership, or any affiliate or related party thereto, as a result of the execution of this Agreement, the performance of the obligations set forth herein, or the transaction contemplated hereby.

          11.3 Indemnification Limitations of Seller. Seller's obligation to
               -------------------------------------
indemnify each Purchasing Party and to hold each Purchasing Party harmless from and against, and to reimburse each Purchasing Party for Purchaser Losses, shall be subject to the following limitations:

               (a) The Purchasing Parties shall not be entitled to any indemnification from Seller, except for indemnification for Purchaser Losses under Section 11.2(d), (e) and (f), unless and until the total value of all of
      ---------------  ---     ---
the Purchasing Parties' claims for indemnification for Purchaser Losses shall have exceeded One Hundred Thousand Dollars ($100,000), whereupon Seller shall then indemnify the Purchasing Parties for all such claims.

               (b) Purchasing Parties shall not be entitled to indemnification from Seller in an aggregate amount in excess of Ten Million Dollars ($10,000,000); provided, however, that indemnification for Purchaser Losses
               --------  -------
under Section 11.2(d), (e) and (f) should not be included in determining whether
      ---------------  ---     ---
the $10,000,000 aggregate amount has been exceeded and shall not be subject to such $10,000,000 limitation.

               (c) Purchasing Parties shall not be entitled to indemnification from Seller for any claim based upon an alleged breach of or default under any representation or warranty of Seller that shall have expired pursuant to Section
                                                                         -------
6.24 hereof, unless such Purchasing Party shall have notified Seller in writing
----
in reasonable detail of such claim for indemnification prior to such expiration date.

          11.4 Indemnification by Purchaser. Notwithstanding the Closing, and
               ----------------------------
regardless of any investigation made at any time by or on behalf of Seller, or any information that Seller may have, Purchaser, Parent and Telemundo Licensee shall jointly and severally (subject to the provisions of Section 11.5 hereof)
                                                          ------------
indemnify Seller and hold Seller harmless from and against, and shall reimburse Seller for Seller Losses "Seller Losses" shall mean any and all losses,
                          -------------
liabilities, obligations, judgments, damages, deficiencies, costs, penalties and expenses (including without limitation, reasonable attorney's fees and expenses) based upon, attributable to or resulting from:

               (a) any untrue representation, breach of warranty, or nonfulfillment of any covenant by Purchaser contained herein or in any certificate, document, or instrument delivered or to be delivered to Seller under this Agreement;

               (b) Purchaser's operation or ownership of the Station on and after the Closing Date, including any and all liabilities arising under the Authorizations (including the FCC Licenses) or the Assumed Contracts which relate to events occurring on and after the Closing Date; and

               (c)  any Assumed Contract Obligations.

          11.5 Indemnification Limitations of Purchaser. Purchaser's, Parent's
               ----------------------------------------
and Telemundo Licensee's obligation to indemnify Seller and to hold Seller harmless from and against, and to reimburse Seller for Seller Losses shall be subject to the following limitations:

               (a) Seller shall not be entitled to any indemnification from Purchaser, Parent or Telemundo Licensee unless and until the total value of all of Seller's claims for Seller Losses shall have exceeded One Hundred Thousand Dollars ($100,000), whereupon Purchaser shall then indemnify Seller for all such claims.

               (b) Seller shall not be entitled to indemnification from Purchaser, Parent and Telemundo Licensee collectively in excess of Ten Million Dollars ($10,000,000).

               (c) Seller shall not be entitled to indemnification from Purchaser, Parent or Telemundo Licensee for any claims based upon an alleged breach of or default under any representation or warranty of Purchaser that shall have expired pursuant to Section 7.8 hereof, unless Seller shall have
                               -----------
notified Purchaser in writing of such claim for indemnification prior to such expiration date.

          11.6 Indemnification Procedure. The procedure for indemnification
               -------------------------
pursuant to Sections 11.2 and 11.4 hereof shall be as follows:
            -------------     ----

               (a)  The party claiming indemnification (the "Claimant') shall
                                                             --------
promptly give notice to the party from whom such indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties hereto or
 ------------------
brought by a third party against Claimant, specifying in such notice (i) the factual basis for such claim, and (ii) the amount of the claim, if known, if the claim relates to an action, suit, or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within five (5) business days after written notice of such action, suit, or proceeding was given to Claimant; provided, however, that failure of Claimant to give such notice within such five
--------  -------
business day period shall limit Claimant's right to indemnification hereunder only to the extent the Indemnifying Party's defense of such claim is actually prejudiced by such delay.

               (b) Following receipt of notice from Claimant of a claim which does not relate to a third party claim, the Indemnifying Party shall have thirty
(30) days in which to make such investigation of the claim as Indemnifying Party shall deem necessary or desirable. For the purposes of such investigation, Claimant agrees to make available to Indemnifying Party and/or to its authorized representative(s) the information relied upon by Claimant to substantiate the claim. If Claimant and Indemnifying Party shall have agreed at or prior to the expiration of the said thirty (30) day period (or any mutually agreed-upon extension thereof) to the validity and amount of such claim, Indemnifying Party shall immediately pay to Claimant the amount so agreed upon. If Claimant and Indemnifying Party shall not have agreed to the validity and amount of such claim within the said thirty (30) day period (or any mutually agreed-upon extension thereof), Claimant may seek appropriate legal remedy.

               (c) With respect to any claim by a third party as to which Claimant is entitled to indemnification hereunder, Indemnifying Party shall have the right at its own expense to participate in or to assume control of the defense of such claim, and Claimant shall cooperate fully with Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by Claimant as the result of a request to Claimant by Indemnifying Party. If Indemnifying Party elects to assume control of the defense of any third-party claim, Claimant shall have the right to participate in the defense of such claim at Claimant's own expense; provided, however, that Claimant's participation
                           --------  -------
shall not interfere with Indemnifying Party's defense of such claim. If Indemnifying Party does not elect to assume control or otherwise to participate in the defense of any third-party claim, Indemnifying Party shall be bound by the results obtained by Claimant with respect to such claim.

               (d) If a claim, whether between the parties hereto or by a third party, shall require immediate action, the parties hereto will make every effort to reach a decision with respect thereto as expeditiously as possible.

               (e)  The indemnification rights provided in Sections 11.2 and
                                                           -------------
11.4 hereof shall extend to the partners, shareholders, directors, officers,
----
employees, and representatives of Claimant, although for the purpose of the procedures set forth in this Section 11.6, any indemnification claims by such
                             ------------
parties shall be made by and through Claimant.

          11.7 Exclusive Remedy. After the Closing, the exclusive remedy of
               ----------------
Seller or Purchaser with respect to any claim of the type described in Section
                                                                       -------
11.2 or Section 11.4 shall be a claim for indemnification pursuant to the terms
----    ------------
and conditions of this Article XI.
                       ----------

          11.8 Tax Treatment of Payments Under Article XI. Seller and Purchaser
               ------------------------------------------
mutually agree that unless otherwise required by applicable law or a taxing authority, all payments received by a Claimant from an Indemnifying Party pursuant to the provisions of this Article XI shall be treated for tax purposes
                                   ----------
as an adjustment to the Purchase Price.

                                  ARTICLE XII
                                  Miscellaneous

          12.1 Respective Costs. Except as otherwise specifically provided
               ----------------
herein, Purchaser on the one hand, and Seller on the other hand, will each pay its own costs and expenses (including attorneys' fees, accountants' fees, and other professional fees and expenses) in connection with the negotiation, preparation, execution, delivery, and performance of this Agreement and the consummation of the purchase and sale of the Assets and the other transactions contemplated by this Agreement.

          12.2 Books and Records. For a period of three (3) years from the
               -----------------
Closing Date, Purchaser will not destroy nor otherwise dispose of any of the books and records of the Station acquired by Purchaser hereunder, unless consented to in advance in writing by Seller, without first offering to surrender to Seller such books and records or any portion thereof that Purchaser may intend to destroy or dispose of. Purchaser shall allow Seller's representatives, attorneys, and accountants access to such books and records, upon Seller's reasonable request therefor and during Purchaser's normal business hours, for examination and/or copying. For a period of three (3) years from the Closing Date, Seller will not destroy nor otherwise dispose of any of the books and records (including any tax returns) related to the Assets acquired by Purchaser hereunder, unless consented to in advance in writing by Purchaser, without first offering to surrender to Purchaser such books and records or any portion thereof that Seller may intend to destroy or dispose of. Seller shall allow Purchaser's representatives, attorneys, and accountants access to such books and records, upon Purchaser's reasonable request therefor and during Seller's normal business hours, for examination and/or copying.

          12.3 Entire Understanding. This Agreement, including the Schedules and
               --------------------
Exhibits hereto, the Escrow Agreement, and the agreements and other documents contemplated hereby or executed in connection herewith contain the entire understanding among the parties hereto with respect to the transactions contemplated herein and therein, and supersede all negotiations, representations, warranties, commitments, offers, letters of intent, contracts, agreements, understandings, and writings not set forth herein or therein. No waiver and no modification or amendment of any provision of this Agreement shall be effective, unless specifically made in writing and duly signed by all parties hereto.

          12.4 Confidentiality.
               ---------------

               (a) Except as necessary for the consummation of the transactions contemplated by this Agreement, and except as and to the extent required by law, each party will keep confidential, and shall cause its representatives, advisors, attorneys, and financing sources to keep confidential, any information obtained from the other party in connection with the transactions contemplated by this Agreement. If this Agreement is terminated, each party will return to any other party that furnished it with information in connection with the transactions contemplated by this Agreement all such information.

                (b) No party shall publish any press release or make any other public announcement concerning this Agreement or the transactions contemplated hereby without the prior written consent of each other party, which shall not be withheld unreasonably; provided, however, that nothing contained in this
                       --------  -------
Agreement shall prevent any party, after notification to and consultation with the other party, from making any filings with governmental authorities that, in its judgment, may be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          12.5  Headings. The Article and Section headings contained herein are
                --------
for convenience and for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

          12.6  Counterparts. This Agreement may be executed in one (1) or more
                ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one (1) and the same instrument.

          12.7  Choice of Law. This Agreement shall be governed by, and shall be
                -------------
construed in accordance with, the internal laws of the State of Texas governing contracts made and to be performed entirely within such State, without reference to any choice-of-law principles of the laws of such State. If any provision herein shall be held to be invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative or administrative action, such holding or action shall be strictly construed and shall not affect the validity or the enforceability of any other provision herein.

          12.8  No Third-Party Beneficiaries. The terms and provisions of this
                ----------------------------
Agreement are intended solely for the benefit of Seller, Purchaser, Telemundo Licensee, Parent and their respective successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

          12.9  Benefit and Binding Effect. This Agreement shall be binding
                --------------------------
upon, and shall insure to the benefit of, the successors and permitted assigns of the parties hereto. No party may assign any of its rights, interests, or obligations under this Agreement without the prior written consent of the other party hereto, except that without the consent of Seller, a Purchasing Party may assign its rights, interests, and obligations under this Agreement, in whole or in part, to any entity controlled by, controlling, or under common control with, the Purchaser (a "Telemundo Entity"). Notwithstanding the foregoing, no
                  ----------------
assignment by Seller or a Purchasing Party shall be permitted after the applications requesting FCC Consent to the transactions contemplated herein have been filed with the FCC if such an assignment would result in a situation in which a new file number will be assigned to any such application under 47 C.F.R.
(S) 73.3572. If a Purchasing Party assigns its rights, interests, and obligations under this Agreement to a Telemundo Entity, Seller and such Purchasing Party agree to amend the Agreement, if necessary, so as to eliminate such Purchasing Party as a party hereto and to reflect the assumption by the Telemundo Entity of the assigned obligations and liabilities of such Purchasing Party under this Agreement.

               12.10  Notices. All notices, requests, demands, and other
                      -------
communications under this Agreement shall be in writing and shall be delivered in person or sent by overnight private commercial delivery service or by certified or registered United States mail, postage prepaid, and addressed as follows:

to Seller:

               Southwest Sports Television, L.P.
               200 Crescent Court, Suite 610
               Dallas, TX 75201
               Attention:  Joseph B. Armes

with copies to (which shall not constitute notice to Seller):

               Weil Gotshal & Manges LLP
               100 Crescent Court, Suite 1300
               Dallas, TX 75201
               Attention:  Glenn D. West, Esq.

to Purchaser:

               Telemundo Communications Group, Inc.
               2290 West 8th Avenue
               Hialeah, Florida 33010
               Facsimile No.:  (305) 889-7953
               Attention:  Alan Sokol

with copies to (which shall not constitute notice to Purchaser):

               Telemundo Communications Group, Inc.
               2290 West 8th Avenue
               Hialeah, Florida  33010
               Facsimile No.:  (305) 889-7926
               Attn:  Glenn Dryfoos

               and

               Skadden, Arps, Slate, Meagher & Flom LLP
               300 South Grand Avenue
               Los Angeles, California 90071
               Facsimile No.:  (213) 687-5600
               Attention:  Rod Guerra

               All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 12.10, shall be
                                                       -------------
effective upon such delivery.

               Either party may from time to time change its address for the purpose of the giving of notices to that party, by giving to the other party a notice specifying a new address in compliance with the provisions of this
Section 12.10.
-------------

               12.11 Specific Performance. Each of Purchaser and Seller
                     --------------------
acknowledges and agrees that the Assets are unique and that Purchaser would be damaged irreparably in the event Seller fails to transfer the Assets to Purchaser upon satisfaction of the conditions set forth in Section 9.1 of this
                                                           -----------
Agreement. Accordingly, Purchaser and Seller agree that Purchaser shall be entitled to enforce specifically the provisions of Section 1.1 of this Agreement
                                                   -----------
and the terms and provisions hereof, upon satisfaction of the conditions set forth in Section 9.1.
         -----------

               12.12 Waiver. The failure of any party hereto to comply with any
                     ------
representation, warranty, covenant or agreement contained in this Agreement may be waived only by a written instrument signed by the party granting such waiver. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party shall be deemed to constitute a waiver by a party taking such action of compliance with any representation, warranty, covenant or agreement contained in this Agreement, and no failure by any party to take any action with respect to any breach of this Agreement or default by any other party shall constitute a waiver of such party's right to enforce any provision hereof or to take any such action. The waiver by any party hereto of a breach of any provision hereunder shall not operate as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

               12.13 Amendment. This Agreement may not be amended except by an
                     ---------
instrument in writing signed on behalf of each of the parties hereto.

               12.14 Severability. If any provision of this Agreement shall be
                     ------------
held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

               12.15 Other Remedies. Subject to Sections 10.3 and 11.7 hereof,
                     --------------             ----------------------
any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

               IN WITNESS WHEREOF, the parties hereto have caused their hands and seals to be affixed herein below on the date and year first above written.

                          SOUTHWEST SPORTS TELEVISION, L.P.

                          By:  SSG Partnership Holdings LLC, its general
                               partner

                                      /s/ Joseph B. Armes
                          ____________________________________________________
                          Joseph B. Armes, Executive Vice President


                          TELEMUNDO COMMUNICATIONS GROUP, INC.



                          By:         /s/ Glenn A. Dryfoos
                                   -------------------------------------------
                          Name:       Glenn A. Dryfoos
                                   -------------------------------------------
                          Title:      Sr. VP and General Counsel
                                   -------------------------------------------



                          TELEMUNDO OF DALLAS, LP

                          By:  Telemundo of Dallas Holdings, LLC, its
                               general partner


                          By:         /s/ Glenn A. Dryfoos
                                   -------------------------------------------
                          Name:       Glenn A. Dryfoos
                                   -------------------------------------------
                          Title:      Sr. VP and General Counsel
                                   -------------------------------------------

                          TELEMUNDO OF DALLAS LICENSE CORP.



                          By:         /s/ Glenn A. Dryfoos
                                   -------------------------------------------
                          Name:       Glenn A. Dryfoos
                                   -------------------------------------------
                          Title:      Sr. VP and General Counsel
                                   -------------------------------------------